EXHIBIT 2(b)

                                 LEASE AGREEMENT

                            Dated as of June 6, 1996

                                     between

                              CIBC INC., as Lessor,

                                       and

                 Transok Acquisition Corporation III, as Lessee

                              Gas Processing Plants
                               Located in Oklahoma
================================================================================
ALL RIGHT, TITLE AND INTEREST OF LESSOR UNDER THIS LEASE AGREEMENT AND THE PROPERTY SUBJECT HERETO HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, CANADIAN IMPERIAL BANK OF COMMERCE, AS ADMINISTRATIVE AGENT ("ADMINISTRATIVE AGENT"), UNDER THE ASSIGNMENT OF LEASE AND RENTS DATED AS OF JUNE 6, 1996 (AS SUCH AGREEMENT MAY BE AMENDED AND/OR SUPPLEMENTED TO THE EXTENT PERMITTED THEREBY) FOR THE BENEFIT OF THE LENDERS REFERRED TO IN SUCH AGREEMENT. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT THAT THIS LEASE AGREEMENT MAY CONSTITUTE CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE "ORIGINAL EXECUTED COUNTERPART", WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE ADMINISTRATIVE AGENT ON OR FOLLOWING THE SIGNATURE PAGE THEREOF.

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
ARTICLE I              DEFINITIONS; LESSEE LIABILITY............................................................  1

ARTICLE II             LEASE OF LEASED PROPERTY.................................................................  1
         SECTION 2.1.  [INTENTIONALLY OMITTED]..................................................................  1
         SECTION 2.2.  Lease of Plants..........................................................................  1
         SECTION 2.3.  Assignment of Rights under Easements.....................................................  1

ARTICLE III            OTHER PROPERTY...........................................................................  2

ARTICLE IV             RENT.....................................................................................  2
         SECTION 4.1.  Fixed Rent...............................................................................  2
         SECTION 4.2.  Additional Rent..........................................................................  2
         SECTION 4.3.  Method and Amount of Payment.............................................................  2
         SECTION 4.4.  Late Payment.............................................................................  3
         SECTION 4.5.  Net Lease; No Setoff; Etc................................................................  3
         SECTION 4.6.  Sufficiency of Fixed Rent and Lease Balance..............................................  4
         SECTION 4.7.  Taxes....................................................................................  5

ARTICLE V              RENEWAL OPTIONS; PURCHASE OPTIONS........................................................  6
         SECTION 5.1.  Renewal Term.............................................................................  6
         SECTION 5.2.  Effect of Renewal........................................................................  6
         SECTION 5.3.  End of Term Purchase Option..............................................................  6
         SECTION 5.4.  Special Purchase Option..................................................................  7
         SECTION 5.5.  Exercise of Options......................................................................  7

ARTICLE VI             CONDITION AND USE OF LEASED PROPERTY.....................................................  7
         SECTION 6.1.  Waivers..................................................................................  7

ARTICLE VII            LIENS; EASEMENTS.........................................................................  8

ARTICLE VIII           MAINTENANCE AND REPAIR; ALTERATIONS,
                       MODIFICATIONS AND ADDITIONS.............................................................. 10
         SECTION 8.1.  Maintenance and Repair; Compliance With Law.............................................. 10
         SECTION 8.2.  Alterations; Replacements................................................................ 11
         SECTION 8.3.  Title to Alterations and Replacements.................................................... 13
         SECTION 8.4.  Maintenance and Repair Reports........................................................... 13
         SECTION 8.5.  Permitted Contests....................................................................... 13
         SECTION 8.6.  Environmental Compliance................................................................. 14
         SECTION 8.7.  Insignia................................................................................. 15

                                                     i

                                             TABLE OF CONTENTS
                                                (continued)


         SECTION 8.8.  Special Plant Sales...................................................................... 15

ARTICLE IX             USE AND LOCATION......................................................................... 16
         SECTION 9.1.  Location................................................................................. 16
         SECTION 9.2.  Use...................................................................................... 16

ARTICLE X              INSURANCE................................................................................ 17
         SECTION 10.1. Coverage................................................................................. 17
         SECTION 10.2. Policy Provisions........................................................................ 18
         SECTION 10.3. Evidence of Insurance.................................................................... 19
         SECTION 10.4. Indemnification Objections............................................................... 19

ARTICLE XI             SALE, RETURN OR PURCHASE OF LEASED PROPERTY.............................................. 19
         SECTION 11.1. Sale of the Leased Property.............................................................. 19
         SECTION 11.2. Return of Leased Property................................................................ 21

ARTICLE XII            ASSIGNMENT AND SUBLEASING................................................................ 22

ARTICLE XIII           LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE................................................ 23
         SECTION 13.1. General.................................................................................. 23
         SECTION 13.2. Event of Loss or Casualty with Termination or Partial
                       Termination.............................................................................. 24
         SECTION 13.3. Event of Loss or Casualty Without Termination or Partial
                       Termination.............................................................................. 26
         SECTION 13.4. Temporary Event of Loss or Lease Termination............................................. 27
         SECTION 13.5. Application of Payments.................................................................. 27
         SECTION 13.6. Application of Certain Payments Not Relating to an Event
                       of Taking................................................................................ 28
         SECTION 13.7. Other Dispositions....................................................................... 28
         SECTION 13.8. No Rent Abatement........................................................................ 28

ARTICLE XIV            NON-INTERFERENCE......................................................................... 29
         SECTION 14.1. Non-Interference......................................................................... 29

ARTICLE XV             INSPECTION, REPORTS AND NOTICES.......................................................... 29
         SECTION 15.1. Inspection............................................................................... 29
         SECTION 15.2. Reports.................................................................................. 29

ARTICLE XVI            EVENTS OF DEFAULT........................................................................ 30

                                                      ii

ARTICLE XVII           ENFORCEMENT.............................................................................. 35
         SECTION 17.1. Remedies................................................................................. 35
         SECTION 17.2. Remedies Cumulative; No Waiver; Consents................................................. 37

ARTICLE XVIII          RIGHT TO PERFORM FOR LESSEE.............................................................. 38

ARTICLE XIX            MISCELLANEOUS............................................................................ 38
         SECTION 19.1. Binding Effect; Successors and Assigns; Survival......................................... 38
         SECTION 19.2. Severability............................................................................. 39
         SECTION 19.3. Notices.................................................................................. 39
         SECTION 19.4. Amendment; Complete Agreements........................................................... 39
         SECTION 19.5. Headings................................................................................. 39
         SECTION 19.6. Original Lease........................................................................... 40
         SECTION 19.7. GOVERNING LAW............................................................................ 40
         SECTION 19.8. Discharge of Lessee's Obligations by its Affiliates...................................... 40
         SECTION 19.9. Liability of Lessor Limited.............................................................. 40
         SECTION 19.10.             Estoppel Certificates....................................................... 41
         SECTION 19.11.             No Joint Venture............................................................ 41
         SECTION 19.12.             No Accord and Satisfaction.................................................. 41
         SECTION 19.13.             No Merger................................................................... 41
         SECTION 19.14.             Successor Lessor............................................................ 42
         SECTION 19.15.             Survival.................................................................... 42
         SECTION 19.16.             Transfer of Leased Property to Lessee....................................... 42
         SECTION 19.17.             Enforcement of Certain Warranties........................................... 42
         SECTION 19.18.             Investment of Security Funds................................................ 43
         SECTION 19.20.             Reports..................................................................... 44
         SECTION 19.21.             [Intentionally Omitted]..................................................... 44
         SECTION 19.22.             [Intentionally Omitted]..................................................... 44
         SECTION 19.23.             Construction................................................................ 44
         SECTION 19.24.             Time of Essence............................................................. 44
         SECTION 19.25.             Recordation of Lease........................................................ 44

                                       iii

            THIS LEASE AGREEMENT dated as of June 6, 1996 (this "LEASE"), is between CIBC INC., a Delaware corporation (the "LESSOR"), and TRANSOK ACQUISITION CORPORATION III, a Delaware corporation, as Lessee (the "LESSEE").

            In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

                                   ARTICLE I
                         DEFINITIONS; LESSEE LIABILITY

            The capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof. All obligations imposed on the "LESSEE" in this Lease shall be the full recourse liability of the Lessee.

                                  ARTICLE II
                           LEASE OF LEASED PROPERTY

            SECTION 2.1.  [INTENTIONALLY OMITTED]

            SECTION 2.2. LEASE OF PLANTS. From and after the Effective Time, the Lessor shall lease, and hereby as of the Effective Time does lease, the Lessor's right, title and interest in each Plant to the Lessee, and the Lessee shall rent and lease, and hereby as of the Effective Time does rent and lease, from and after the Effective Time, the Lessor's right, title and interest in each Plant from the Lessor, for the Basic Term and, if the Lessee exercises any renewal option pursuant to SECTION 5.1 hereof, such Renewal Term, or such shorter period as may result from earlier termination of this Lease as provided herein. The lease of each Plant pursuant to this SECTION 2.2 shall include any additional right, title or interest therein which may at any time be acquired by the Lessor, the intent being that all right, title and interest of the Lessor in and to each Plant shall at all times be leased hereunder subject to the limitations set forth in SECTION 2.3 hereof.

            SECTION 2.3. ASSIGNMENT OF RIGHTS UNDER EASEMENTS. From and after the Effective Time, the Lessor shall assign, and hereby as of the Effective Time does assign, a non-exclusive interest in the Lessor's right, title and interest, whether now owned or hereafter acquired by Lessor, under each of the Easements to the Lessee, and the Lessee shall accept, and hereby as of the Effective Time does accept, a non-exclusive interest in, from and after the Effective Time, the Lessor's right, title and interest, whether now owned or hereafter acquired by Lessor, under each of the Easements from the Lessor for the Basic Term and, if the Lessee exercises any renewal option pursuant to SECTION 5.1 hereof, such Renewal Term or such shorter period as may result from earlier termination of this Lease as provided herein. There shall be

                                       1

no merger of Lessee's interest in this Lease, the leasehold created by this Lease or Lessee's interest in the Easement with the fee estate in the Land or any part thereof and no such merger shall occur unless and until all Persons having an ownership interest in the foregoing shall have joined in a written instrument effecting such merger and shall have duly recorded the same. In the event any portion of a Plant is determined to be or constitute real property, then such portion of such Plant shall be deemed to have been excluded from this Lease and not leased to Lessee hereunder.


                                  ARTICLE III
                                OTHER PROPERTY

            The Lessee may from time to time own or hold under lease from Persons other than the Lessor, equipment located on or about the Leased Property that is not subject to this Lease. The Lessor shall from time to time, upon the reasonable request, and at the cost and expense, of the Lessee, which request shall be accompanied by such supporting information and documents as the Lessor may reasonably require, acknowledge in writing to the Lessee or other Persons that the particular items of equipment in question are not part of the Leased Property and that the Lessor does not own or have any other right or interest in or to such equipment.


                                  ARTICLE IV
                                     RENT

            SECTION 4.1. FIXED RENT. The Lessee shall pay to the Lessor the Fixed Rent for the Leased Property in arrears on each Rent Payment Date during the Basic Term and, if applicable, the then Renewal Term.

            SECTION 4.2. ADDITIONAL RENT. The Lessee shall pay to the Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document or Operative Loan Document, any and all Additional Rent promptly as the same shall become due and payable and, in the event of any failure on the part of the Lessee to pay any Additional Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Fixed Rent.

            SECTION 4.3. METHOD AND AMOUNT OF PAYMENT. Fixed Rent shall be paid to the Administrative Agent and Additional Rent shall be paid to the Lessor (or to such Person as may be entitled thereto) at such place as the Administrative Agent or the Lessor (or such other Person) shall specify in writing to the Lessee at least two Business Days prior to the due date therefor. Each payment of Rent shall be made by the Lessee prior to 11:00 a.m. Chicago time (and payments made after such time shall be deemed to have been made on the next Business Day) at the place of payment in funds consisting of lawful currency of the United States of America which (in the case of any amount payable to the Administrative Agent or any Participant) shall be immediately available on the scheduled date when such payment shall be

                                      2

due, unless the scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day (unless the result of such extension would be to carry such payment into the next calendar month or beyond the Lease Termination Date, in which event such payment shall be made on the next preceding Business Day). The provisions of the foregoing sentence of this SECTION 4.3 shall be applicable only to Fixed Rent and to Additional Rent payable to, or on behalf or for the account of, the Lessor, any Participant, any Agent and any other Indemnitee.

            SECTION 4.4. LATE PAYMENT. If any Fixed Rent shall not be paid when due, the Lessee shall pay to the Lessor, or if any Additional Rent payable to or on behalf or for the account of the Lessor, any Participant, any Agent or other Indemnitee is not paid when due, the Lessee shall pay to whomever shall be entitled thereto, in each case as Additional Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

            SECTION 4.5. NET LEASE; NO SETOFF; ETC. This Lease is a net lease and notwithstanding any other provision of this Lease, it is intended that Fixed Rent and Additional Rent shall be paid without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee's obligation to pay all such amounts, throughout the Basic Term and the Renewal Terms, if applicable, is absolute and unconditional. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation, to the maximum extent permitted by law: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property or any part thereof to comply with all Applicable Laws and Regulations, including any inability to occupy or use the Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from or on, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof, including eviction; (d) any defect in title to or rights to the Leased Property or any part thereof or any Lien on such title or rights or on the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, any Agent, any Participant or any other Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, any Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor, any Agent, any Participant or any other Person, or by any court, in any such proceeding; (g) any claim that the Lessee has or might have against any Person, including, without limitation, the Lessor, any Participant, any vendor, manufacturer, contractor of or for any Plant, any Building or any Improvement or any Equipment; (h) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document, any Operative Loan Document or of any other agreement whether or not related to the Overall Transaction; (i) any invalidity or unenforceability or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or

                                      3

Operative Loan Documents or any provision of any thereof; (j) the impossibility of performance by the Lessee, the Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; or (l) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in ARTICLES V, XI, XIII or XVI of this Lease, this Lease shall be noncancellable by the Lessee for any reason whatsoever and the Lessee, to the extent permitted by Applicable Laws and Regulations, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by the Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as expressly provided in ARTICLES V, XI, XIII or XVI of this Lease, the Lessee shall, unless prohibited by Applicable Laws and Regulations, nonetheless pay to the Lessor (or, in the case of Additional Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Event of Default shall have occurred and be continuing the Lessor will deem this Lease to have remained in effect. Each payment of Rent made by the Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof or a duplicate payment, the Lessee shall not seek or have any right to recover all or any part of such payment from the Lessor, any Agent, any Participant, or any party to any agreements related thereto for any reason whatsoever. The Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and the Lessor shall have no responsibility in respect thereof and shall have no liability whatsoever for damage to the property of either the Lessee or any subtenant of the Lessee on any account or for any reason whatsoever other than by reason of the Lessor's willful misconduct or gross negligence or breach of any of its obligations under any Operative Document or Operative Loan Document.

            SECTION 4.6. SUFFICIENCY OF FIXED RENT AND LEASE BALANCE. Notwithstanding any other provision of this Lease or any Operative Document or Operative Loan Document: (i) the amount of the installment of Fixed Rent payable on each Rent Payment Date shall be equal to the sum of (A) the accrued interest, if any, due and payable on such date in respect of all Notes then outstanding and (B) the Yield on the Lessor's Invested Amount due and payable on such date; and (ii) each payment of the Lease Balance when required to be paid under this Lease (when added to all other amounts required to be paid by the Lessee under this Lease) shall be at least equal to an amount sufficient, as of the date of payment, to pay in full the principal of and accrued interest on all Notes outstanding on and as of such payment date, plus the Lessor's Invested Amount and accrued Yield on the Lessor's Invested Amount on such payment date, together with all other amounts, if any, due hereunder or to any of the Lenders and the Lessor.


            SECTION 4.7. TAXES. (a) Prior to the first date on which Rent is payable to the Lessor hereunder, the Lessor agrees that it will deliver to the Lessee (i) if applicable, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or

                                      4

successor applicable form, as the case may be, certifying in each case that the Lessor is entitled to receive payments payable to it under this Lease without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax. If the Lessor delivers to the Lessee a Form 1001 or 4224 and a Form W-8 or W-9 pursuant to the preceding sentence, the Lessor further undertakes to deliver to the Lessee further copies of a Form 1001 or 4224 or a Form W-8 or W-9, as appropriate, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Lessee, and such extensions or renewals thereof, certifying in the case of a Form 1001 or 4224 that the Lessor is entitled to receive payments under this Lease without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, but subsequent to the date hereof, that renders such forms inapplicable or which would prevent the Lessor from duly completing and delivering any such letter or form with respect to it and the Lessor advises the Lessee that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Payments made by the Lessee under this Lease shall be made free and clear of, and without reduction or withholding for or on account of, any present or future United States federal income taxes to the extent that the Lessor has provided the requisite Internal Revenue Service forms pursuant to this SECTION 4.7(A). The Lessee shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to the Lessor if the Lessor fails to timely provide the requisite Internal Revenue Service forms, if any.

            (b) The Lessee shall promptly send to the Lessor a copy of an original official receipt received by the Lessee showing payment to the proper taxing authority by the Lessee of any Taxes withheld. If the Lessee fails to withhold and pay over to the proper taxing authority any Taxes when due or fails to remit to the Lessor the required receipts or other required documentary evidence, the Lessee shall indemnify the Lessor for any interest or penalties that may become payable by the Lessor as a result of any such failure.


                                    ARTICLE V
                        RENEWAL OPTIONS; PURCHASE OPTIONS

            SECTION 5.1. RENEWAL TERM. (a) At the expiration of the Basic Term, the Lessee may, with the consent of each Participant (which consent may be withheld at such Participant's sole and absolute discretion), renew this Lease; PROVIDED that if a Participant shall not so consent, Lessee may with the consent of Lessor, which shall not be unreasonably withheld, arrange for another financial institution to acquire the interest of such non-consenting

                                      5

Participant pursuant to Section 6.3 of the Participation Agreement. Renewals shall be for the following periods following expiration of the then term hereof:
(i) the first renewal period shall be for two (2) years, and (ii) the second renewal periods shall be for two years (each such renewal being a "RENEWAL TERM"). The Lessee shall continue to pay Rent, including Fixed Rent, during each Renewal Term on each Rent Payment Date occurring during such Renewal Term.

            (b) Within 30 days after the Lessee has given the advance notice described in SECTION 5.5 hereof of its intention to renew the Lease for a first or second Renewal Term, as the case may be, each Lender, as set forth in Section
6.4 of the Participation Agreement, may provide the Lessee with a written quotation of the bases and options available for determining the interest rates (i.e., whether a Eurodollar Interest Rate-based interest rate or otherwise and any applicable margin relating thereto) which shall apply to the Notes during such Renewal Term and Lessor, as set forth in Section 6.4 of the Participation Agreement, may provide the Lessee with a written quotation of the yield which shall apply to the Lessor's Invested Amount during such Renewal Term. If within 90 days after the advance notice described in SECTION 5.5 hereof (x) any Participant, in its sole and absolute discretion, shall not have consented to the Renewal Term or (y) the Lessee and the Lenders have not agreed in writing on an interest rate for the Notes and the Lessee and the Lessor have not agreed on a yield for the Lessor's Invested Amount, THEN, the Lessee shall, within 30 days after the expiration of such 90-day period, notify Lessor of its election to either (i) purchase the Leased Property at the end of the Lease Term then ending in accordance with SECTION 5.3 hereof or (ii) sell the Leased Property at the end of the Lease Term then ending in accordance with SECTION 11.1 hereof and failure to give such notice will result in an Event of Default and an election to purchase. The agreed upon interest rate for the Notes and yield on the Lessor's Invested Amount shall be used in calculating Fixed Rent for each of the Renewal Terms.

            SECTION 5.2. EFFECT OF RENEWAL. All of the provisions of this Lease shall remain in effect during each Renewal Term.

            SECTION 5.3. END OF TERM PURCHASE OPTION. At the end of the Basic Term or any Renewal Term the Lessee will have the right, at its option, to purchase the Leased Property at a price equal to the Purchase Option Exercise Amount. If the Lessee shall have elected to purchase the Leased Property, the Lessor shall, upon the payment in full of an amount sufficient to retire the Notes and pay the Lessor's Invested Amount, transfer, in accordance with SECTION 19.16, by quitclaim all of the Lessor's right, title and interest in and to the Leased Property to the Lessee or its designee, without recourse or warranty (except as to the absence of Lessor Liens and except that the Lessor shall represent and warrant that it has not voluntarily conveyed any of its right, title and interest in the Leased Property to any Person other than as contemplated in the Operative Documents and the Operative Loan Documents), against payment by the Lessee of the Purchase Option Exercise Amount in immediately available funds. Regardless of whether the Lessee exercises its right under this Section or SECTION 5.4 to purchase the Leased Property, the Lessee will be responsible for all real estate taxes levied prior to and

                                      6

during the period this Lease is in effect in accordance with standard practice in the State of Oklahoma with respect to the payment thereof.

            SECTION 5.4. SPECIAL PURCHASE OPTION. On any Rent Payment Date, the Lessee will have the right, at its option, upon not less than 90 days irrevocable prior written notice to the Lessor, to purchase the Leased Property at a price equal to the Purchase Option Exercise Amount. If the Lessee shall have elected to purchase the Leased Property under this SECTION 5.4, the Lessor shall, upon the payment in full of an amount sufficient to retire the Notes and pay the Lessor's Invested Amount, transfer, in accordance with SECTION 19.16 hereof, by quitclaim all of the Lessor's right, title and interest in and to the Leased Property to the Lessee or its designee, without recourse or warranty (except as to the absence of Lessor Liens and except that the Lessor shall represent and warrant that it has not voluntarily conveyed any of its right, title and interest in the Leased Property to any Person other than as contemplated in the Operative Documents and the Operative Loan Documents), against payment by the Lessee of the Purchase Option Exercise Amount in immediately available funds.

            SECTION 5.5. EXERCISE OF OPTIONS. In order to exercise any of its renewal, purchase or sale options under this Lease, other than pursuant to
SECTION 5.4, the Lessee shall give irrevocable written notice to the Lessor not less than 360 days prior to the end of the Basic Term or the Renewal Term then in effect, as the case may be, that the Lessee requests the consent of the Participants to exercise one of the options provided in this ARTICLE V or in
ARTICLE XI and specifying such option and failure to give such notice will result in an Event of Default and an election to purchase. If the Lessee has elected the option to sell the Leased Property under SECTION 11.1, such option shall be revoked and such election shall be deemed of no effect if, on or after the date the Lessee elects such option, there exists or occurs an Event of Default or the Lessee shall fail in any manner to fully comply with ARTICLE XI, in which case the Lessee shall be deemed to have elected the option to purchase the Leased Property pursuant to SECTION 5.3.


                                  ARTICLE VI
                     CONDITION AND USE OF LEASED PROPERTY

            SECTION 6.1. WAIVERS. The Leased Property is let by the Lessor "AS IS" in its present or then condition, as the case may be, subject to (a) Easements and the rights of any other parties in possession thereof, (b) the state of the title thereto existing at the time the Lessor acquired its interest in the Leased Property, (c) any state of facts which an accurate survey or physical inspection might show, (d) all Applicable Laws and Regulations, and (e) any violations of Applicable Laws and Regulations which may exist at the commencement of the Lease Term. The Lessee has examined the Leased Property and (insofar as the Lessor is concerned) has found the same to be satisfactory. NEITHER THE LESSOR, ANY AGENT NOR ANY PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO TITLE TO THE LEASED PROPERTY

                                      7

OR TO THE VALUE, MERCHANTABILITY, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF) AND NEITHER THE LESSOR, ANY AGENT NOR ANY PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS, except that the Lessor hereby represents and warrants that the Leased Property is and shall be free of Lessor Liens (other than as expressly permitted by the Operative Documents and the Operative Loan Documents) and that Lessor has not voluntarily conveyed any right, title or interest in the Leased Property to any Person other than as contemplated in the Operative Documents and the Operative Loan Documents. The Lessee has been afforded full opportunity to inspect the Leased Property, is satisfied with the results of its inspections and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence, as between the Lessor, the Agent and the Participants, on the one hand, and the Lessee, on the other, are to be borne by the Lessee. The provisions of this ARTICLE VI have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of the Lessor, the Agents or the Participants, express or implied, with respect to the Leased Property, that may arise pursuant to any law now or hereafter in effect, or otherwise.


                                  ARTICLE VII
                               LIENS; EASEMENTS

            The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to all or any portions of the Leased Property, any Fixed Rent or Additional Rent, title thereto, or any interest therein, including all Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee (from other than the Lessor) or Alterations constructed by or for the benefit of the Lessee and not financed by the Lessor, except in all cases Permitted Liens. The Lessee shall promptly, but not later than thirty (30) days after the Lessee obtains knowledge of the filing thereof, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner reasonably satisfactory to the Lessor any such Lien if the same shall arise at any time. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR NOR ANY OF ITS AFFILIATES IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING OR POSSESSING THE LEASED PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER SIMILAR STATUTORY LIENS FOR ANY LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE LEASED PROPERTY OR ANY PART THEREOF.

                                      8

            Notwithstanding the foregoing paragraph, at the request of the Lessee, the Lessor shall, from time to time during the Lease Term and upon at least thirty days' prior written notice from the Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any
(i) grant of easements, licenses, rights of way and other rights in the nature of easements, with or without consideration, (ii) release or termination of easements other than the Easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Easements or any Plant or any portion of any thereof, with or without consideration, (iii) execution of petitions to have any Plant, or any portion thereof annexed to any municipal corporation or utility district, (iv) execution of agreements for reciprocal rights of ingress and egress and amendments to any covenants and restrictions affecting the Easements or any Plant or any portion thereof, with or without consideration, (v) creation of a governmental special benefit district for public improvements and collection of special assessments in connection therewith, in lump sum or installments, or (vi) execution and delivery of any instrument appropriate to confirm or effect such grant, release, dedication, transfer request or such other matter, document or proceeding. The Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

            (a) any such action shall be at the sole cost and expense of the Lessee and the Lessee shall pay all reasonable out-of-pocket costs of the Lessor in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals retained by the Lessor in connection with any such action);

            (b) the Lessee shall have delivered to the Lessor a certificate of a Responsible Officer of the Lessee stating that: (1) such action will not cause the Easements or any Plant or any portion thereof to fail to comply in all respects with the provisions of the Lease or any other Operative Documents or Operative Loan Documents and in all material respects with all Applicable Laws and Regulations (including, without limitation, all applicable zoning, planning, building and subdivision ordinances and all applicable restrictive covenants);
(2) all governmental consents or approvals required prior to such action have been obtained, and all filings required prior to such action have been made; (3) such action will not result in any material down-zoning of any Plant or any portion thereof; (4) the Lease and the Lessee's obligations thereunder shall continue in full force and effect, without abatement, suspension, deferment, diminution, reduction, counterclaim, setoff, defense or deduction; and (5) such action will not materially reduce the fair market value, utility or useful life of any Easement or any Plant nor the Lessor's interest therein;

            (c) all consideration received in connection with such action shall be paid to the Lessee; and

            (d)  no Event of Default shall have occurred and be continuing.

                                      9

                                 ARTICLE VIII
                            MAINTENANCE AND REPAIR;
                   ALTERATIONS, MODIFICATIONS AND ADDITIONS

            SECTION 8.1. (a) MAINTENANCE AND REPAIR; COMPLIANCE WITH LAW. The Lessee, at its own expense, shall at all times (a) maintain the Leased Property in good repair and condition, subject to ordinary wear and tear and in safe repair and condition as would a prudent operator; (b) except to the extent
SECTION 8.5 shall apply, maintain the Leased Property in accordance with all Applicable Laws and Regulations, whether or not such maintenance requires structural modifications, noncompliance with which (i) would have a material adverse effect on the Lessee's right to use the Leased Property or the Lessee's business or financial condition, (ii) would cause any of the results enumerated in SECTION 8.5 hereof, (iii) would materially adversely affect the fair market value, utility, cost of maintenance, remaining useful life or residual value of the Leased Property, or (iv) would adversely affect the Lessor's interest in the Leased Property; (c) comply with the standards imposed by any insurance policies required to be maintained hereunder which are in effect at any time with respect to the Leased Property or any part thereof; and (d) in accordance with industry practice and as a prudent operator make all necessary or appropriate repairs, replacements and renewals in a good and workmanlike manner of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding CLAUSES (A), (B) and (C), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, and including, without limitation, repairs, replacements and renewals that would constitute capital expenditures under GAAP if incurred by an owner of property. The Lessee waives any right that it may now have or hereafter acquire to (x) require the Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (y) make repairs at the expense of the Lessor pursuant to any Applicable Laws and Regulations or other agreements.

            (b) If Lessee does not elect to purchase the Leased Property upon the termination or expiration of this Lease, then the Lessee shall maintain following the termination or expiration of this Lease all operating agreements and support agreements (collectively, the "Support Agreements") and the Lessee shall at all times reserve capacity on the pipelines into and out of the Leased Property, all as required in the Administrative Agent's and Documentation Agent's sole judgment to operate the Leased Property in the manner in which it would be operated, in Administrative Agent's and Documentation Agent's reasonable judgment, by an owner or operator of a natural gas processing plant following prudent industry practices. The obligations of the Lessee under this
Section 8.1(b) shall survive the expiration or any termination of this Lease and any other Operative Document or Operative Loan Document (whether by operation of Law or otherwise).

            (c) If all or any part of any Plant or any of the Improvements shall encroach upon any property or right-of-way adjoining or adjacent to any Easement or any part thereof, or shall violate any agreements or conditions affecting the Leased Property or any part thereof (including, without limitation, any Easement), or shall obstruct any material easement or right-of-way to which the Leased Property or any material part thereof may be subject, then the

                                      10

Lessee shall, at is sole expense, either (i) contest such matter pursuant to
Section 8.5 hereof, (ii) obtain valid and effective permits for or consents to such encroachments and/or violations (without any liability to Lessor, any Agent or any Participant for which such parties are not fully indemnified) or waivers or settlements of all claims, liabilities and damages resulting therefrom, or
(iii) make such changes, including alteration or removal, to any Plant or any of the Improvements (subject to the Agents' prior written consent, in its reasonable discretion) and take such other actions as shall be reasonably necessary to rectify such encroachments, violations, hindrances, obstructions or impairments.

            SECTION 8.2. ALTERATIONS; REPLACEMENTS. (a) The Lessee may, without the consent of the Lessor, at the Lessee's own cost and expense, (i) make Alterations, so long as such Alterations are (A) in the nature of nonstructural "tenant improvements" or other non-material structural changes; (B) made to repair or maintain the Leased Property in the condition required by SECTION 8.1;
(C) necessary in order for the Leased Property to be in compliance with Applicable Laws and Regulations; (D) necessary or advisable to restore the Leased Property to its condition existing prior to a Casualty or Event of Taking; or (E) of a type not described in CLAUSES (A) through (D) above and which comply with the provisions of SECTION 8.1 and of this SECTION 8.2 and (ii) replace any item of Equipment.

            The making of any Alterations or replacement of any Equipment, as the case may be, must be in compliance with the following requirements: (1) no such Alterations or replacement shall modify the nature of any Plant as a gas processing plant; (2) the Lessee shall not make any Alterations or replacement in violation of the terms of any restriction, easement (including, without limitation, any Easement), condition or covenant or other matter affecting title to the Leased Property or which would adversely affect the Lessor's interest in the Leased Property or any portion thereof; (3) no Alterations shall be undertaken until the Lessee shall have applied for or procured and paid for, so far as the same may be required from time to time, all permits and authorizations relating to such Alterations of all municipal and other Governmental Authorities having jurisdiction over the Leased Property (PROVIDED that the Lessor, at the Lessee's expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable); (4) the making of the Alterations or replacements shall be expeditiously completed in a good and workmanlike manner, in accordance with industry practice and in compliance with all Applicable Laws and Regulations then in effect and the standards imposed by any insurance policies required to be maintained hereunder; (5) all such replacement Equipment shall be in at least as good operating condition and have the same or greater fair market value and utility as either the Equipment being replaced or the equivalent Equipment originally included in any Plant as of the Closing Date, assuming the replaced Equipment is in at least as good condition as required to be maintained hereunder; (6) all Alterations or replacements shall, when completed, be of such a character as not to materially adversely affect the fair market value, utility, cost of maintenance, remaining useful life or residual value of the Leased Property from its fair market value, utility, cost of maintenance, remaining useful life or residual value immediately prior to the making thereof or the occurrence of the Casualty or Event of Taking, and such Alterations shall not diminish the capacity or efficiency of the Plants, as the case may be; and (7) the Lessee

                                      11

shall have made adequate arrangements for payment of the cost of all Alterations or replacements when due so that the Leased Property shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied to the Leased Property, other than Permitted Liens.

            (b) Subject to the provisions of SECTION 8.5 hereof, the Lessee shall make such Alterations or replacements to the Leased Property as may be required from time to time (i) to comply with all Applicable Laws and Regulations then in effect and the standards imposed by any insurance policies required to be maintained hereunder and (ii) to restore the Plants, Improvements and Equipment to their respective condition prior to a Casualty or Event of Taking or Alteration, as the case may be, and will maintain such Alterations as provided in SECTION 8.1 hereof.

            (c) If no Event of Default is continuing, the Lessee may, without the consent of the Lessor, at the Lessee's own cost and expense, remove any item of Equipment from any Plant which shall have become Obsolete, PROVIDED that (i) such Equipment, in the aggregate with all other Equipment removed by the Lessee from the Plants during any calendar year of the Lease Term, does not exceed $500,000 in value and (ii) subject to the provisions of SECTION 8.5 hereof, the removal of such Equipment would not cause the Leased Property to fail to comply with all Applicable Laws and Regulations. The removal of any such Equipment from any Plant must be in compliance with the following requirements: (A) no such removal of Equipment shall modify the nature of any Plant as a gas processing plant; (B) the Lessee shall not remove any Equipment in violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property or which would adversely affect the Lessor's interest in the Leased Property; (C) the removal of any such Equipment shall be expeditiously completed in a good and workmanlike manner and in compliance with industry practice and all Applicable Laws and Regulations then in effect and the standards imposed by any insurance policies required to be maintained hereunder;
(D) all such removals of Equipment shall, when completed, be of such a character as not to materially adversely affect the fair market value, utility, cost of maintenance, remaining useful life or residual value of the Leased Property from its fair market value, utility, cost of maintenance, remaining useful life or residual value immediately prior to the removal thereof; and (E) the Lessee shall have made adequate arrangements for payment of the cost of all such removals when due so that the Leased Property shall at all times be free of Liens for labor and materials used or supplied or claimed to have been used or supplied to the Leased Property, other than Permitted Liens.

            SECTION 8.3. TITLE TO ALTERATIONS AND REPLACEMENTS. Title to Alterations and replacement Equipment shall without cost to Lessor and without further act vest in the Lessor and shall be deemed to constitute a part of the Leased Property and be subject to this Lease in the following cases: (a) such Alteration or replacement shall be in replacement of or in substitution for a portion of any Plant, any of the Improvements and/or any of the Equipment; (b) such Alteration or replacement shall be required to be made pursuant to the terms of SECTION 8.1 or 8.2(A)(I)(B)-(E) or 8.2(B) hereof; or (c) such Alteration shall be Nonseverable. The Lessee, at the Lessor's request, shall execute and deliver any deeds, assignments, bills of

                                      12

sale or other documents of conveyance reasonably necessary to evidence the vesting of title in and to such Alterations or replacement to the Lessor. If such Alteration is not within any of the categories set forth in CLAUSES (A) through (C) of this SECTION 8.3, then title to such Alteration shall vest in the Lessee and such Alterations shall not be deemed to be an "Alteration" which is part of the Leased Property.

            All Alterations to which the Lessee shall have title may, so long as removal thereof shall not result in the violation of any Applicable Laws and Regulations and no Event of Default is continuing, be removed at any time by the Lessee. Any such alterations shall be removed by the Lessee at its expense if the Lessor shall so request prior to the return of the Leased Property to the Lessor in accordance with the provisions of this Lease and the Lessee shall at its expense repair any damage to the Leased Property caused by the removal of such alterations. Unless Lessee shall purchase the Leased Property, the Lessor may purchase from the Lessee alterations (if not already owned by the Lessor) which the Lessee notifies the Lessor that the Lessee intends to remove from the Leased Property prior to the return of the Leased Property to the Lessor, which purchase shall be at the Fair Market Sales Value of such alterations. Title to any Lessee alterations shall vest in the Lessor if not removed from the Leased Property by the Lessee prior to the return of the Leased Property to the Lessor.

            SECTION 8.4. MAINTENANCE AND REPAIR REPORTS. The Lessee shall keep maintenance and repair reports in sufficient detail, and as customary for operators of gas processing plants operating as prudent operators, to indicate the nature and date of major work done. Such reports shall be kept on file by the Lessee at its offices or at the Leased Property during the Lease Term, and shall be made available to the Lessor upon reasonable request. The Lessee shall give notice to the Lessor and the Administrative Agent of any Event of Taking or Casualty the cost to repair which is reasonably expected by the Lessee to exceed $1,000,000, promptly after the Lessee has knowledge thereof.

            SECTION 8.5. PERMITTED CONTESTS. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Laws and Regulations or any Governmental Action relating to any Easement or to the operation or maintenance of any Plant, any Improvements and any Equipment shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Laws and Regulations or such Governmental Action shall have been excused or exempted by a valid nonconforming use permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Laws and Regulations or such Governmental Action but only if and so long as any such test, challenge, appeal, proceeding or noncompliance shall not, in the reasonable opinion of the Lessor, involve (A) any meaningful risk of (1) foreclosure, forfeiture or loss of the Leased Property, (2) criminal liability being imposed on the Lessor, any Agent, any Participant or the Leased Property or (3) the nonpayment of Rent or (B) any substantial risk of (1) the sale of, or the creation of any Lien (other than a Permitted Lien) on, any part of the Leased Property, (2) material civil liability being imposed on the Lessor, any Agent, any Participant or the Leased Property, (3) the extension of the ultimate imposition of such Applicable Laws and Regulations or such Governmental Action beyond the last day of the Lease

                                      13

Term, or (4) enjoinment of, or interference with, the use, possession or disposition of the Leased Property in any material respect. The Lessee shall provide the Lessor with notice of any contest of the type described in CLAUSE
(A) above in detail sufficient to enable the Lessor to ascertain whether such contest may have an effect of the type described in CLAUSE (A) and (B) above. The Lessor will not be required to join in any proceedings pursuant to this
SECTION 8.5.

            SECTION 8.6. ENVIRONMENTAL COMPLIANCE. (a) In the event the Lessee becomes aware of any pending or threatened Claim under any Environmental Law with respect to the Leased Property or of the presence or suspected presence of any Hazardous Material at, upon, under, or within the Leased Property or any part thereof in any quantity or manner or of any other condition which violates in any material manner or gives rise to material liability or to material remediation under any Environmental Law, the Lessee shall immediately (i) notify the Lessor and the Administrative Agent of such Claim or presence or suspected presence of the Hazardous Material or other condition, (ii) deliver to the Lessor and the Administrative Agent any notice filed by or received by the Lessee with or from a Governmental Authority or party or potential party relating thereto and such other information about the Claim or presence of or suspected presence of the Hazardous Material or other condition as the Lessor may reasonably request and (iii) take any and all actions necessary to return the Leased Property to a condition which is in compliance with all applicable Environmental Laws.

            (b) Subject to the terms of ARTICLE XV, in order to protect its interest therein the Lessor shall have the right at its expense and risk, but not the duty, to inspect the Leased Property or any part thereof and conduct tests thereon upon reasonable notice at any reasonable, mutually agreed-upon time to determine the extent to which there are Hazardous Materials, if any, at, upon, under or within the Leased Property in any quantity or manner which violates or gives rise to material liability or material remediation under any Environmental Law or the extent to which there is a violation of an Environmental Law at, upon, under or within the Leased Property. Subject to the terms of ARTICLE XV, the Lessor shall have the right, but not the duty, at the Lessee's expense, to enter upon the Leased Property or any part thereof, upon reasonable notice at reasonable mutually agreed-upon times, to investigate or to remedy any Hazardous Materials contamination giving rise to material liability or material remediation under any Environmental Law or any other material violation, if any, of an Environmental Law if, after being requested to do so, the Lessee fails to commence such remediation promptly thereafter and to continue diligently to affect such remediation. In exercising its rights herein, the Lessor shall use reasonable efforts to minimize interference with the Lessee's business but any such entry shall not constitute an eviction of the Lessee, in whole or in part, and the Lessor shall not be liable for any interference, loss or damage to the Lessee's property or business caused thereby. If any Governmental Authority shall ever require testing to ascertain whether there has been a Release of Hazardous Materials onto the Leased Property, or any part thereof then the costs thereof shall be paid by the Lessee. The Lessee, at its own expense, shall execute affidavits, representations, and the like from time to time, at the Lessor's reasonable request, concerning Lessee's best knowledge and belief regarding (x) the presence of any Hazardous Material in any quantity or manner which violates or gives rise to material liability or material remediation under any Environmental Law on or at the Leased Property, or any part thereof,

                                      14

(y) compliance with Environmental Laws at the Leased Property, or any part thereof, or (z) the Lessee's intent to store or use a Hazardous Material on or at the Leased Property in any quantity or manner which violates or gives rise to material liability or material remediation under Environmental Law.

            (c) Except as disclosed in SCHEDULE 8.6, there will not be any underground storage tanks at the Leased Property (unless, after prior notice, such underground storage tank is approved by the Lenders and Lessor), nor will there be any asbestos installed or contained in any part of the Leased Property, nor will there be any polychlorinated byphenyls (PCBs) brought into or onto, used, stored or located at the Leased Property.

            SECTION 8.7. INSIGNIA. During the Lease Term, the Lessee may letter, paint or mark the Plant with the name and logo of the Lessee or any permitted sublessee pursuant to ARTICLE XII. Except as provided above, the Lessee will not allow the name of any person, corporation or association to be placed on any Plant as a designation that might reasonably be interpreted as a claim of ownership.

            SECTION 8.8. SPECIAL PLANT SALES. If, within sixty days following the Closing Date each Participant shall have received a report of the Appraiser, paid for by the Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 which separately states in a manner reasonably satisfactory to each Participant the estimated Fair Market Sales Value of each Plant on the Closing Date, the Lessee may deliver to the Lessor a written notice, not later than 30 days prior to a Rent Payment Date, containing notice of the Lessee's intention to terminate this Lease with respect to a Plant (a "Removed Plant") if, (a) after giving effect to such termination with respect to such Removed Plant, the aggregate Fair Market Sales Value as of the Closing Date of all Removed Plants does not exceed twenty-five percent (25%) of the Fair Market Sales Value as of the Closing Date of all the Leased Property and (b) if no Event of Default has occurred and is continuing. The Lessee shall purchase such Removed Plant from the Lessor on the next succeeding Rent Payment Date at a purchase price equal to the sum of (A) an amount equal to the portion of the Purchase Option Exercise Amount in the same proportion that the Fair Market Sales Value of such Removed Plant on the Closing Date bears to the Fair Market Sales Value of all Plants on the Closing Date, plus (B) all accrued but unpaid Rent thereon plus (C) all other sums due and payable by the Lessee to the Lessor under any of the Operative Documents. Upon payment in full of all amounts payable pursuant to this SECTION 8.8, the Lessor shall transfer by quitclaim to the Lessee, without recourse or warranty but free and clear of Lessor Liens, all right, title and interest of the Lessor in the Removed Plant.

                                  ARTICLE IX
                               USE AND LOCATION

            SECTION 9.1. LOCATION. Lessee shall not remove, or permit to be removed, any Plant, any Improvements or any Equipment or any part thereof from the Leased Property without the prior written consent of the Lessor, or, until the Loan Agreement is discharged, the

                                      15

Agents, except that the Lessee or any other Person may remove: (a) if no Event of Default is continuing, (i) any Alteration with respect to which title has passed to or remained with the Lessee in accordance with the provisions of
SECTION 8.3, and (ii) any Improvements or Equipment if title to such Improvements or Equipment shall have passed to or remained with the Lessee; (b) any part of any Plant or the Improvements or Equipment on a temporary basis for the purpose of repair or maintenance thereof; (c) any part of any Plant or an Improvement or item of Equipment which has been replaced by another part which has become subject to this Lease in accordance with SECTION 8.3 hereof and the Lien of the Mortgage; or (d) any item of Equipment which shall have become Obsolete, in accordance with SECTION 8.2 hereof.

            SECTION 9.2. USE. (a) The Lessee may use the Leased Property as a gas processing plant and for related ancillary purposes. The Lessee shall not use the Leased Property or any part thereof for any purpose or in any manner that would materially adversely affect (other than through or from ordinary wear and tear customary for a gas processing plant) the fair market value, utility, remaining useful life or residual value of the Leased Property or that would violate or conflict with, or constitute or result in a violation or default under (x) any Applicable Laws and Regulations whether now existing or hereafter in effect, foreseen or unforeseen, except to the extent permitted by SECTION 8.5, (y) any insurance policies required by ARTICLE X, or (z) any Operative Document.

            (b) If the Fair Market Sales Value of the Leased Property (determined based on actual condition and ignoring the assumption in the definition thereof) has decreased below the Fair Market Sales Value for the Leased Property due to Excessive Use (as defined below) of the Leased Property by the Lessee, on the last day of the Basic Term or, if the Participants have agreed to any renewal option under SECTION 5.1, the then Renewal Term, and unless the Lessee has purchased the Leased Property hereunder, the Lessee shall pay to the Lessor such difference as Additional Rent. "EXCESSIVE USE" for purposes of this SECTION 9.2(B) shall be deemed to have occurred if, pursuant to the Appraisal Procedure, it is determined that the Fair Market Sales Value (as so determined) of the Leased Property is less than the Fair Market Sales Value of such Leased Property due to any use in excess of or in any way differing from ordinary wear and tear.

                                   ARTICLE X
                                   INSURANCE

            SECTION 10.1. COVERAGE. The Lessee will purchase and maintain, or cause to be purchased and maintained, insurance with respect to the Leased Property of the following types and in the following amounts (or, if greater, in sufficient amounts to prevent the Lessor, the Lessee, the Agents, or the Participants from becoming co-insurers of any loss); PROVIDED, HOWEVER, that the Lessee may self-insure for the first $1,000,000 in coverage for any of the following:

                                      16

            (i) PROPERTY INSURANCE: Insurance against physical damage to the Leased Property caused by "all risks" perils (including flood and earthquake), including business interruption coverage as well as broad form boiler and machinery coverage;

            (ii) LIABILITY INSURANCE: Commercial general liability insurance, including contractual liability against claims for bodily injury (including death), personal injury and property damage occurring on, in or about the Property or resulting from activities on the Property or the business of the Lessee, in the minimum combined single limit amount of $100,000,000, and in the aggregate, $100,000,000, for each occurrence for contractual liability, bodily injury (or death), personal injury and/or property damage;

            (iii) WORKERS' COMPENSATION INSURANCE: Insurance, including, without limitation, workers' compensation insurance at statutory levels and employers' liability insurance, with a limit of $1,000,000 in the aggregate; and

            (iv) OTHER INSURANCE: Such other insurance, in form and substance, and in such amounts and against such risks, as is either (x) customarily carried by companies owning, operating or leasing property or conducting businesses similar and/or similarly situated to any of the Leased Property and/or the Lessee, or (y) reasonably requested from time to time by Lessor and commercially available at reasonable cost.

      Primary coverage for such insurance shall be written by companies that are nationally recognized (including Lloyd's of London and other recognized international insurers), in each case with an Insurance Solvency International
(ISI) rating of BBB or better, or with Best's ratings of A- (if rated by Best's) and Class XI or better or as mutually agreed to by Lessor and Lessee) and such primary insurance shall be written by companies legally qualified to issue such insurance, selected by the Lessee and, with respect to insurance other than the insurance specified in Section 10.1(iii) shall, to the extent of Lessee's indemnity obligations contained in Section 7.1 or Section 7.2 of the Participation Agreement, name (i) the Lessor, (ii) each Agent, on its own behalf and on behalf of the holders from time to time of the Notes and their assignees, and (iii) the Participants, as additional insureds as their interests may appear. Lessee will use its best efforts to obtain all insurance (other than self insurance) from companies having Best's ratings as high above ratings of A-and Class XI as is practicable.

            All policies of insurance required to be maintained pursuant to
Section 10.1(ii) which cover liability for bodily injury or property damage shall provide that all provisions of such insurance, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Lessee), shall operate in the same manner as if there were a separate policy covering each such insured and/or additional insured without right of contribution from any other insurance which may be carried by an insured and/or additional insured.

            SECTION 10.2. POLICY PROVISIONS. The property insurance referred to in Section 10.1(i) for the Leased Property may be a blanket policy and shall (i) at all times be in an amount

                                      17

at least equal to the greater of $125,000,000 and one hundred percent (100%) of the replacement cost value (without depreciation), and (ii) include a lenders loss payable endorsement in favor of the Lessor and any loss or damage under such property insurance policy (other than proceeds representing compensation for business interruption) shall be payable to the Lessor to be held and applied pursuant to the terms of this Lease. Every policy required under Section 10.1 shall (i) expressly provide that it will not be cancelled or terminated due to a lapse for nonpayment of premium or materially changed except upon thirty (30) days' written notice to the Lessor and the Lessee; (ii) provide that the interests with respect to such property insurance of the Lessor, each Agent, and the Participants shall be insured regardless of any breach or violation by the Lessee of any warranties, declarations or conditions contained in such insurance; (iii) provide that such property insurance shall not be invalidated by any act, omission or negligence of the Lessee, the Lessor, any Agent or any Participant, nor by any foreclosure or other proceedings or notices thereof relating to the Leased Property or any part thereof, nor by legal title to, or ownership of the Leased Property or any part thereof becoming vested in or by Lessor or its agents, nor by occupancy or use of the Leased Property or any part thereof for purposes more hazardous than permitted by such policy; (iv) provide that all insurance claims pertaining to the Leased Property or any part thereof shall be adjusted by the insurers thereunder with the Lessee but that the Lessor must consent to any such adjusted claim over $1,000,000; (v) include a waiver of all rights of subrogation against the Lessor, the Agents and the Participants and any recourse against the Lessor, the Agents and the Participants for payment of any premiums or assessments under any policy; and (vi) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Leased Property or any part thereof against the peril involved, whether collectible or not, if such other policies do not name the Lessor, the Agents and the Participants as additional insureds, with loss payable as provided in this Lease. The Lessee shall advise the Lessor promptly of any policy cancellation or any material change adversely affecting the coverage provided thereby.

            SECTION 10.3. EVIDENCE OF INSURANCE. The Lessee shall deliver to the Lessor certificates of insurance, and any other documentation as may be required by the Lessor, evidencing the existence of all insurance which is required to be maintained by the Lessee hereunder including descriptions of the previously mentioned insurance requirements not customarily found in a standard insurance policy as well as descriptions of the exceptions to coverage under such policies, such delivery to be made (i) contemporaneously with the execution and delivery of this Lease and annually thereafter on March 31, (ii) within twenty-one (21) days of the issuance of any additional policies or material amendments or supplements to any of such insurance and (iii) at least twenty-one
(21) days prior to the expiration date of any such insurance, PROVIDED, HOWEVER, that such delivery with respect to this Section 10.3 shall not be necessary if either by law or by the terms of such insurance policy, coverage is extended unless the insurer provides advance notice of its intent not to extend. In the case of the latter, the Lessee shall provide an officer's certificate at least twenty-one (21) days prior to such policy expiration, describing therein the proposed action to be taken by the Lessee or any of the Tejas Group on the Lessee's behalf in order to renew or replace such expiring policy. Promptly upon obtaining the replacement policy, which shall be obtained no later than on the expiration date of the expiring policy, the Lessee will deliver to the Lessor the proof of insurance referred to

                                      18

at the commencement of this Section 10.3. The Lessee shall cause each insurer under each policy required hereunder to give the Lessor notice of any lapse under any such policy. The Lessee shall not obtain or carry separate insurance concurrent in form, or contributing in the event of loss, with that required by this Article X unless the Lessor, the Agents and the Participants are named as additional insureds therein, with loss payable as provided in this Lease. The Lessee shall immediately notify the Lessor, the Agents and the Participants whenever any such separate insurance is obtained and shall deliver to the Lessor duplicate certificates of insurance or certified copies of insurance policies evidencing the same. Any insurance required hereunder may be provided under Tejas's blanket policies; PROVIDED, that the coverage allocable to the Leased Property is not less than the coverage required by this Article X as separately stated.

            SECTION 10.4. INDEMNIFICATION OBJECTIONS. The requirements of this
Article X shall not be construed to negate or modify the Lessee's obligations under Section 7 of the Participation Agreement.


                                  ARTICLE XI
                  SALE, RETURN OR PURCHASE OF LEASED PROPERTY

            SECTION 11.1. SALE OF THE LEASED PROPERTY. (a) In the event that the Leased Property shall not be purchased on or prior to the expiration of the Basic Term or the then Renewal Term pursuant to SECTION 5.3 or 5.4 hereof, the Lessee shall, subject to SECTION 11.1(C) hereof, cause the Leased Property to be sold in accordance with the procedures set forth in this SECTION 11.1. During the period commencing on the date 360 days prior to the scheduled end of the Basic Term or 360 days prior to the scheduled end of the then Renewal Term, as the case may be, the Lessee shall use commercially reasonable efforts, as nonexclusive agent for the Lessor (for a fee to be negotiated and agreed by the Lessor and the Lessee prior to the Lessee acting as such agent and to be paid from the Sale Proceeds), to obtain cash bids for the purchase of the Leased Property and, in the event it receives any bid, the Lessee shall, within five Business Days after receipt thereof and at least twenty Business Days prior to the Lease Termination Date certify to the Lessor in writing the amount and terms of such bid, and the name and address of the party or parties (who shall not be the Lessee or any Affiliate of the Lessee or with whom the Lessee has an understanding or arrangement regarding the future use of the Leased Property by the Lessee or such Affiliate but who may be the Lessor or a Participant, any Affiliate thereof or any Person contacted by a Participant) submitting such bid. The Lessee shall bear its own expenses and pay, as Additional Rent, the reasonable expenses of the Lessor and each Participant in connection with any such bidding and sale process pursuant to this SECTION 11.1, as well as all reasonable out-of-pocket costs and expenses incurred by any party (including a buyer or potential buyer) to place the Leased Property in the condition required by SECTION 11.2.

            (b) After the Lessee shall have certified to the Lessor all bids received, any Participant, any Affiliate thereof or any Person contacted by any Participant may submit

                                      19

      a further bid or bids to the Lessee not later than five Business Days prior to the Lease Termination Date. Subject to SECTION 11.1(C), on or before the Lease Termination Date, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, and subject to the release of the security interest with respect to the Leased Property under the Mortgage: (i) the Lessee shall transfer all of the Lessee's right, title and interest in the Leased Property, or cause the Leased Property to be transferred, to the bidder(s), if any, which shall have submitted the highest bid therefor (evaluated on a net cash basis) at least twenty (or, in the case of a Participant, any Affiliate thereof or Person contacted by a Participant, five) Business Days prior to such Lease Termination Date, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to the Lessor pursuant to SECTION 11.2 hereof; (ii) subject to prior or concurrent payment by the Lessee of all amounts due under CLAUSE
      (III) of this sentence, the Lessor shall exercise such rights as it has to cause the Leased Property to be released from the Lien of the Assignment of Lease and Rents and shall, in accordance with SECTION 19.16 hereof transfer by quitclaim the Lessor's right, title and interest in and to the Leased Property for cash to such bidder(s), without recourse or warranty (except as to the absence of Lessor Liens and except that Lessor shall represent and warrant that it has not voluntarily conveyed any of its right, title and interest in the Leased Property to any Person other than as contemplated in the Operative Documents and the Operative Loan Documents); and (iii) the Lessee shall simultaneously pay or cause to be paid to the Lessor in funds of the type specified in SECTION 4.3 hereof, an amount equal to the sum of (p) all unpaid Fixed Rent due on or prior to the Lease Termination Date, and all Additional Rent due on or prior to such date and any other amounts due and payable by the Lessee to the Lessor, each Agent and each Participant PLUS (q) the gross sale proceeds of the Leased Property sold by the Lessor (the "SALE PROCEEDS"); PLUS (r) the excess, if any, of the Lease Balance over the Sale Proceeds, PROVIDED that the amount of such excess so payable shall not be greater than the Recourse Deficiency Amount. To the extent the Sale Proceeds shall exceed the Lease Balance, upon receipt of the amounts described in CLAUSE (P) of the preceding sentence, the Lessor shall pay the amount of such excess to the Lessee.

            (c) Notwithstanding the provisions of SECTION 11.1(B) hereof, in the event that the difference between (x) the Lease Balance and (y) the Recourse Deficiency Amount would exceed the Sale Proceeds, the Lessor may, upon notice to the Lessee, elect to retain title to the Leased Property. Upon receipt of notice of such an election by the Lessor, the Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received.

            (d) In the event that the Lessor elects to retain title to the Leased Property pursuant to SECTION 11.1(C) hereof, the Lessee shall pay or cause to be paid to the Lessor on the Lease Termination Date in funds of the type specified in SECTION 4.3 hereof, an amount equal to the sum of
      (i) all unpaid Fixed Rent with respect to the Leased Property due on or prior to the Lease Termination Date, and all Additional Rent due on or prior

                                      20

      to such date and any other amounts due and payable by the Lessee to the Lessor, any Agent or any Participant PLUS (ii) the Recourse Deficiency Amount.

            SECTION 11.2. RETURN OF LEASED PROPERTY. Unless the Leased Property shall have been transferred to the Lessee pursuant to ARTICLE V or XIII, the Lessee shall, on the Lease Termination Date, and at its own expense, return the Leased Property (together with the reports described in SECTION 8.4 relating thereto) (x) to the Lessor for retention by the Lessor if the Lessor has elected to retain the Leased Property pursuant to SECTION 11.1(C) hereof, or (y) in all other cases, for transfer to the independent purchaser thereof, in each case by surrendering the same into the possession of the Lessor free and clear of all Liens other than Lessor Liens and Liens described in clauses (f) and (h) of the definition of Permitted Liens, in as good condition as it was on the Closing Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance with all Applicable Laws and Regulations and the other requirements of ARTICLE VIII (and in any event without (x) any asbestos installed or maintained in any part of the Leased Property, and (y) any polychlorinated byphenyls (PCBs) in, on or used, stored or located at the Leased Property). Any Improvements and Equipment removed from any of the Plants or the Easement pursuant to SECTION 9.1(B) shall have been returned to and reinstalled in the relevant Plant or on the relevant Easement. The Lessee shall cooperate with the Lessor and the independent purchaser of the Leased Property in order to facilitate the ownership and operation by such purchaser of the Leased Property after the Lease Termination Date, including providing all books, reports and records regarding the maintenance, repair and ownership of the Leased Property and all know-how, data and technical information relating thereto, granting or assigning all licenses necessary for the operation and maintenance of the Leased Property and cooperating in seeking and obtaining all necessary Governmental Action. The Lessee shall have also paid the total cost for the completion of all Alterations commenced prior to the Lease Termination Date. The obligation of the Lessee under this ARTICLE XI shall survive the expiration or termination of this Lease. Unless the Lessee shall have exercised or been deemed to have exercised its option to purchase the Leased Property, not less than nine months prior to the Lease Termination Date, the Lessor shall at the Lessee's expense be entitled to perform such investigation, including obtaining reports of engineers and other experts as to the condition and state of repair and maintenance required by this SECTION 11.2 and as to the compliance with Environmental Laws of the Leased Property, as it deems appropriate. The Lessee, at its sole cost and expense, shall cause the repair or other remediation of any discrepancies between the actual condition of the Leased Property and the condition required under the Lease.


                                  ARTICLE XII
                           ASSIGNMENT AND SUBLEASING

            SECTION 12.1. ASSIGNMENT AND SUBLEASING. (a) The Lessee may not assign, mortgage, or pledge, in whole or in part, any of its right, title or interest in, to or under this Lease or any portion of the Leased Property to any Person at any time, and any such assignment, mortgage, or pledge shall be void. The Lessee may not sublease or grant any

                                      21

license or other right to use or possess the Leased Property or any part thereof unless (i) at the time of any such sublease (or license or other grant), no Potential Event of Default or Event of Default shall have occurred and be continuing; (ii) any such sublease (or license or other grant) shall by its terms be expressly made subject and subordinate to the terms of this Lease;
(iii) the Lessee shall provide the Lessor, no less than 15 days prior to the effective date of such sublease (or license or other grant), with a conformed copy of the instrument creating such sublease (or license or other grant); (iv) the Lessor has consented to such sublease in its sole discretion; and (v) Lessee provides Lessor with evidence satisfactory to Lessor (in its sole discretion) that all consents or other requirements provided for under the terms of any Conveyance have been obtained or satisfied in a manner satisfactory to Lessor in its sole discretion.

            If the Lessee shall request, in connection with any sublease (or license or other grant), that the Lessor execute an attornment and non-disturbance agreement with respect to such sublease (or license or other grant), the Lessor shall consider each such sublease (or license or other grant) on a case-by-case basis and may give its consent to its execution and delivery of an attornment and non-disturbance agreement. Except for Permitted Liens the Lessee shall not mortgage, pledge, assign, sell, subject to option or otherwise encumber or transfer its interest in and to this Lease or in and to any sublease (or license or other grant) or the rentals payable thereunder without the prior written consent of the Lessor. Any sublease (or license or other grant) made otherwise than as expressly permitted by this Section 12.1 and any mortgage, pledge, assignment, sale, encumbrance or transfer of the Lessee's interest hereunder or under any such sublease (or license or other grant) shall be null and void and of no force or effect.

            No sublease (or license or other grant) pursuant to this Section
12.1 shall modify or limit any right or power of the Lessor or any of its Affiliates hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no subletting (or license or other grant) had been made.


                                 ARTICLE XIII
                   LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

            SECTION 13.1. GENERAL. Subject to the provisions of this Article XIII, the Lessee hereby irrevocably assigns to the Lessor any award or compensation or insurance payment to which the Lessee may become entitled if the Leased Property or any part thereof is subject of a Casualty or Event of Loss.

            The Lessee shall promptly notify the Lessor and the Administrative Agent in writing of each and every Casualty (with direct or consequential loss or damage of more than $1,000,000) or Event of Loss and shall appear in any proceeding or action to defend, negotiate, prosecute or adjust any claim for any award or compensation or insurance payment on account of any Casualty or Event of Loss and shall take all appropriate action in connection with any Casualty or Event of Loss, including the employment of counsel satisfactory to the Lessor. The

                                      22

Lessor shall have the right to appear and participate and to employ separate counsel in any such proceeding or action, and the fees and expenses of such counsel shall be paid by the Lessee if the Lessee shall have failed to employ counsel reasonably satisfactory to the Lessor. If the Lessee shall elect not to appear or shall fail to prosecute diligently, the Lessor may assume the prosecution thereof and the Lessee shall pay all of the expenses of the Lessor incurred by the Lessor (including, but not limited to, reasonable fees and expenses of Lessor's counsel) and the reasonable fees and expenses of local counsel. No settlement of any such proceeding or action involving a claim for any award, compensation or payment exceeding $500,000 shall be made by the Lessee without the written consent of the Required Participants which consent shall not be unreasonably withheld.

            Amounts representing proceeds in excess of $1,000,000 (or all proceeds, if (x) an Event of Default has occurred and is continuing or (y) upon the request of the Lessor if a Potential Event of Default has occurred and is continuing) paid in connection with any such Event of Loss or Casualty, as the case may be (collectively, the "Proceeds"), shall be paid over to the Administrative Agent to be held by such Agent and distributed pursuant to
Article XI of this Lease, or pursuant to the Participation Agreement, as appropriate (all such Proceeds, less the expenses incurred by the Lessor and the Lessee in collecting such amounts, and less any reimbursement by the Lessee for costs and expenses in connection therewith to which the Lessor and the Participants are entitled pursuant to this Lease, are the "Net Proceeds"). Any and all Proceeds received by the Lessee in connection with any such proceeding or action shall be received and held in trust for the benefit of the Lessor, shall be segregated from other funds of the Lessee and shall be forthwith paid over to the Administrative Agent. The Lessee agrees that this Lease shall control the rights of the Lessor and the Lessee in any such Proceeds, and any present or future Law to the contrary is hereby waived. Any and all charges, fees and expenses of the Administrative Agent shall be paid from the Net Proceeds.

            The Lessee shall give to the Lessor and the Administrative Agent such information as is not subject to confidentiality restrictions, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by ARTICLE X, and are in the possession of the Lessee, as are reasonably requested by the Lessor or the Agents. If the proceedings relate to an Event of Taking, the Lessee shall act diligently in connection therewith.

            SECTION 13.2. EVENT OF LOSS OR CASUALTY WITH TERMINATION OR PARTIAL TERMINATION. (a) If a Casualty or an Event of Loss shall in the good faith opinion of a duly authorized executive officer of Lessee affect the Leased Property in such manner as to render it unsuitable for restoration or for continued use, in whole or in material part, and occupancy by the Lessee for the original purposes thereof, then the Lessee may deliver to the Lessor, not later than thirty (30) days after such occurrence a written notice (herein called a "Termination Notice") containing notice of the Lessee's intention to terminate this Lease with respect to the Leased Property and a certificate of an Authorized Officer by the Lessee describing the event giving rise to such termination and certifying as to such matters. The Lessee shall purchase the Leased Property from the Lessor on a Rent Payment Date not more than 90 days after the date

                                      23

such Casualty or Event of Loss shall have occurred at a purchase price equal to the sum of (A) the Lease Balance determined as of such Rent Payment Date, plus
(B) all accrued but unpaid Rent, plus (C) all other sums due and payable by the Lessee to the Lessor under any of the Operative Documents. In connection with the purchase of the Leased Property pursuant to this SECTION 13.2(A), (i) any proceeds derived from property insurance maintained by the Lessee then held by the Lessor or the Administrative Agent shall be credited against the purchase price set forth above, if not already paid by the Lessee, and any proceeds derived from property insurance maintained by the Lessee remaining after the payment of such purchase price shall be paid to, or retained by, the Lessee or as it may direct and (ii) all Net Proceeds for the Leased Property then held by the Lessor or the Administrative Agent shall be credited against such purchase price, if not already paid by the Lessee, and any such Net Proceeds remaining thereafter shall be paid over to, or retained by, the Lessee or as it may direct. Upon payment in full of all amounts payable pursuant to this SECTION 13.2(A), (x) the Lease Term shall end, (y) the obligations of the Lessee hereunder (other than any obligations expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment and (z) with respect to an Event of Loss not constituting an Event of Taking, the Lessor shall transfer by quitclaim to the Lessee, or if the Lessee shall so designate, to the property damage insurer, without recourse or warranty but free and clear of Lessor Liens, all right, title and interest of the Lessor in the Leased Property; or

            (b) If within sixty days following the Closing Date each Participant shall have received a report of the Appraiser, paid for by the Lessee, which shall meet the requirements of the Financial Institutions Reform Recovery and Enforcement Act of 1989 which separately states in a manner reasonably satisfactory to each Participant the estimated Fair Market Sales Value of each Plant on the Closing Date and if (x) a Casualty or Event of Loss shall result in the damage or destruction to, or the taking of, a Plant or any part thereof (an "Affected Plant") resulting in a decrease or diminution in value of twenty percent (20%) or more of the lesser of (1) an amount equal to the portion of the Purchase Option Exercise Amount (such portion the "Partial Purchase Option Exercise Amount") in the same proportion that the Fair Market Sales Value of such Plant on the Closing Date bears to the Fair Market Sales Value of all Plants on the Closing Date or (2) the fair market value prior to such Casualty or Event of Loss, as determined pursuant to the Appraisal Procedure, of such Affected Plant, or (y) the Lessor has received an opinion, which shall be at the Lessee's sole cost and expense, of the Independent Engineer to the effect that the restoration of such Affected Plant or its replacement could not be expected to restore and rebuild such Affected Plant to its previous capacity, efficiency and useful life or such restoration and rebuilding could not be expected to be completed in full prior to the Lease Termination Date, then, upon the Lessee's receipt of Lessor's notice thereof, the Lessee may deliver to the Lessor, not later than thirty (30) days after such occurrence a written notice (herein called a "Partial Termination Notice") containing notice of the Lessee's intention to terminate this Lease with respect to such Affected Plant and the related portion of the Easement and a certificate of an Authorized Officer by the Lessee describing the event giving rise to such partial termination and certifying as to such matters. In furtherance of the foregoing, the

                                      24

      Lessor may (but shall not be obligated to) initiate an Appraisal Procedure with respect to such Affected Plant. The Lessee shall purchase such Affected Plant and such portion of the Easement from the Lessor on a Rent Payment Date not more than 90 days after the date such casualty or Event of Loss shall have occurred at a purchase price equal to the Partial Purchase Option Exercise Amount, plus (B) all accrued but unpaid Rent thereon, plus (C) all other sums due and payable by the Lessee to the Lessor under any of the Operative Documents.

            In connection with the purchase of the Affected Plant pursuant to this SECTION 13.2(B), (i) any proceeds derived from property insurance maintained by the Lessee then held by the Lessor or the Administrative Agent shall be credited against the purchase price set forth above, if not already paid by the Lessee, and any proceeds derived from property insurance maintained by the Lessee remaining after the payment of such purchase price shall be paid to, or retained by, the Lessee or as it may direct and (ii) all Net Proceeds for the Affected Plant then held by the Lessor or the Administrative Agent shall be credited against such purchase price, if not already paid by the Lessee, and any such Net Proceeds with respect to the Affected Plant remaining thereafter shall be paid over to, or retained by, the Lessee or as it may direct. Upon payment in full of all amounts payable pursuant to SECTION 13.2(B), with respect to an Event of Loss not constituting an Event of Taking, the Lessor shall transfer by quitclaim to the Lessee, or if the Lessee shall so designate, to the property damage insurer, without recourse or warranty but free and clear of Lessor Liens, all right, title and interest of the Lessor in the Affected Plant and the related portion of the Easement.

            SECTION 13.3. EVENT OF LOSS OR CASUALTY WITHOUT TERMINATION OR PARTIAL TERMINATION. If, after a Casualty or Event of Loss, the Lessee has not given or has not been deemed to have given a Termination Notice or Partial Termination Notice in accordance with Section 13.2 hereof, then this Lease shall continue in full force and effect, without abatement of Fixed Rent or any Additional Rent, and the Lessee shall, at its expense, promptly commence and diligently pursue to completion the rebuilding, replacement or repair of any damage to the Leased Property, any Plant, any Improvements and any Equipment caused by such event in conformity with the requirements of Section 8.1, as applicable, in order to restore the Leased Property (in the case of an Event of Loss, as nearly as practicable) to the value and operating condition thereof immediately prior to such event. In connection with such restoration (except in the case of an emergency), the Lessee shall, in the event the cost of restoration could reasonably be expected to exceed $1,000,000 before beginning such restoration, submit plans and specifications for such restoration, together with an estimate of the cost thereof, and all necessary construction contracts therefor for the Lessor's and, if applicable, the Independent Engineer's approval; PROVIDED, that Lessor shall not be required to provide such approval if (i) the value, capacity, efficiency and useful life of the Improvements shall not, after such restoration, be less than the value, capacity, efficiency and useful life prior to such Casualty or Event of Loss, (ii) the fair market value of the Leased Property shall not, after such restoration, be less than its fair market value prior to such Casualty or Event of Loss and (iii) the estimated cost to complete such restoration shall not exceed the amount of Net Proceeds, unless the Lessor is, in its sole judgment, satisfied that the Lessee shall have sufficient funds (the "Excess Funds")

                                      25

available to pay any such excess. At the Lessor's request, such Excess Funds shall be deposited with the Administrative Agent, which deposits shall, from and after such deposit, constitute Net Proceeds to be disbursed by the Administrative Agent as hereinafter provided. Such work shall be completed in a good and workmanlike manner free and clear of all Liens for labor, services or materials (subject to the rights of contest set forth in Section 8.5 hereof) and in compliance (in all material respects) with all applicable Easements, Applicable Laws, Regulations and the insurance required to be maintained pursuant to Article X. All fees and expenses of the Independent Engineer in connection with any rebuilding and restoration shall be at the Lessee's sole cost and expense.

            The Lessee shall be entitled to pay the Excess Funds or to receive payment from the Net Proceeds, as the case may be, from time to time as such work of rebuilding, replacement or repair progresses, but only after presentation of certificates of the Independent Engineer, delivered by the Lessee to the Administrative Agent (with a copy to the Lessor) from time to time as such work of rebuilding, replacement or repair progresses. Each such certificate of the Independent Engineer shall describe the work for which the Lessee is requesting permission to pay or requesting payment and the cost incurred by the Lessee in connection therewith and shall state that such work has been properly completed and that the Lessee has not theretofore received payment for such work, and shall be accompanied by a certificate of an Authorized Officer of the Lessee certifying that no Potential Event of Default or Event of Default has occurred and is continuing and that the amounts held by the Administrative Agent plus all necessary undisbursed Excess Funds are adequate to complete such rebuilding, replacement or repair. The Administrative Agent shall deliver, or cause to be delivered, payment within ten (10) Business Days after its receipt of the certificates required above. In connection with such payments Lessee shall first pay all Excess Funds for the cost of such restoration prior to the Administrative Agent's disbursing any Net Proceeds. Upon receipt by the Administrative Agent (with a copy to the Lessor) of a certificate of an Authorized Officer of the Lessee, to the effect that final payment has been made for any such work and stating that the rebuilding, replacement or repair has been completed, and that each and every other amount due and owing under the Operative Documents by the Lessee has been paid in full, the remaining amount of such Net Proceeds shall be paid to the Lessee. The Lessee shall be responsible for the cost of any such repair, rebuilding or restoration in excess of such Net Proceeds, for which cost the Lessee shall make adequate provision acceptable to the Lessor in its sole judgment.

            SECTION 13.4. TEMPORARY EVENT OF LOSS OR LEASE TERMINATION. Notwithstanding any provision to the contrary contained in this Article XIII, in the event of any temporary Event of Loss this Lease shall remain in full force and effect, and provided no Potential Event of Default or Event of Default has occurred and is continuing, the Lessee shall be entitled to receive the Net Proceeds allocable to such temporary Event of Loss, except that if this Lease shall expire or terminate during such temporary Event of Loss, then Lessee shall be entitled to the Net Proceeds allocable to the period after the termination or expiration of this Lease only if the Lessee has paid the Purchase Option Exercise Amount for the Leased Property.

                                      26

            SECTION 13.5. APPLICATION OF PAYMENTS. All proceeds (except for payments under insurance policies maintained by the Lessor or any Participant) received at any time by the Lessor, the Lessee or the Administrative Agent from any Governmental Authority or other Person with respect to any Casualty to the Leased Property or any part thereof or with respect to an Event of Loss, plus the amount of any payment that would have been due from an insurer but for the Lessee's self-insurance or deductibles ("LOSS PROCEEDS"), shall (except to the extent SECTION 13.6 applies) be applied as set forth below in this SECTION 13.5.

            (a) In the event the Lessee purchases the Leased Property pursuant to SECTION 13.2(A), such Proceeds and Loss Proceeds shall be applied as set forth in SECTION 13.2(A);

            (b) In the event the Lessee purchases an Affected Plant pursuant to
      SECTION 13.2(B), such Proceeds and Loss Proceeds shall be applied as set forth in SECTION 13.2(B); and

            (c) In the event the Lessee repairs or rebuilds the Leased Property pursuant to SECTION 13.3, such Proceeds and Loss Proceeds shall be applied as provided in SECTION 13.3 if such section is applicable.

            During any period of repair or rebuilding pursuant to this ARTICLE XIII, this Lease will remain in full force and effect and Rent shall continue to accrue and be payable without abatement or reduction. The Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this SECTION 13.5. Such records shall be kept on file by the Lessee at its offices and shall be made available to the Lessor and the Agents upon request. All repair and rebuilding pursuant to this ARTICLE XIII shall be controlled by the Lessee (the Lessor, during the continuance of an Event of Default) and completed with due diligence in compliance with the requirements of SECTION 8.2 (as if references therein to "Alterations" were to such repair and rebuilding).

            SECTION 13.6. APPLICATION OF CERTAIN PAYMENTS NOT RELATING TO AN EVENT OF TAKING. In case of a requisition for temporary use of all or a portion of the Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect, without any abatement or reduction of Rent, and the Net Proceeds for the Leased Property subject to SECTION 13.3, shall be paid to the Lessee, except that any portion of such Net Proceeds that was awarded with respect to the time period after the expiration or termination of the Lease Term (unless the Lessee shall have exercised an option to purchase the Leased Property) shall be paid to the Lessor.

            SECTION 13.7. OTHER DISPOSITIONS. Notwithstanding the foregoing provisions of this ARTICLE XIII, so long as a Potential Event of Default or Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to this ARTICLE XIII shall be paid to the Administrative Agent (or to the Lessor after the Loan Agreement shall have been

                                      27

satisfied and discharged) as security for the obligations of the Lessee under this Lease, shall be invested by the Administrative Agent (or the Lessor) in accordance with SECTION 19.18 in Permitted Investments and, if a Event of Default is continuing, may be applied to the obligations of the Lessee hereunder, and, at such time thereafter as no Potential Event of Default or Event of Default shall be continuing, such amount and gain thereon shall be paid promptly to the Lessee to the extent not previously applied in accordance with the terms of this Lease.

            SECTION 13.8. NO RENT ABATEMENT. Except as set forth in SECTION 13.2(A) hereof, rent shall not abate hereunder by reason of any Casualty, any Event of Loss, or any Event of Taking of the Leased Property or any part thereof, and the Lessee shall continue to perform and fulfill all of the Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, or Event of Taking until the Lease Termination Date.


                                  ARTICLE XIV
                               NON-INTERFERENCE

            SECTION 14.1. NON-INTERFERENCE. The Lessor covenants that it will not interfere in the Lessee's or any of its sublessees' use of the Leased Property in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing; it being agreed that the Lessee's remedies for breach of the foregoing covenant shall be limited to a claim for damages or the commencement of proceedings to enjoin such breach. Such right is independent of, and shall not affect, the Lessor's rights otherwise to initiate legal action to enforce the obligations of the Lessee under this Lease.


                                  ARTICLE XV
                        INSPECTION, REPORTS AND NOTICES

            SECTION 15.1. INSPECTION. Upon five Business Days' prior notice to the Lessee, each of the Agents and the Lessor or their respective authorized representatives (the "INSPECTING PARTIES") may once during each calendar year (except that during a Potential Event of Default or Event of Default there shall be no limitation on the frequency of inspections) inspect (a) the Leased Property and (b) the books and records of the Lessee relating directly and primarily to the Leased Property and make copies and abstracts therefrom. All such inspections shall be at the expense and risk of the Inspecting Parties, except that if a Potential Event of Default or a Event of Default is continuing, the Lessee shall reimburse the Inspecting Parties for the reasonable costs of such inspections and such inspection shall be at the Lessee's risk subject to the Lessee's discretion as operator to bar access to the Leased Property for safety reasons. The Lessee shall furnish to the Inspecting Parties statements accurate in all material respects regarding the condition and state of repair of the Leased Property, all at such times and as often as may be reasonably requested. No inspection shall unreasonably interfere with the Lessee's operations or the operations of any other occupant of the Leased Property. None of the

                                      28

Inspecting Parties shall have any duty to make any such inspection or inquiry and none of the Inspecting Parties shall incur any liability or obligation by reason of not making any such inspection or inquiry. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection of inquiry unless and to the extent such Inspecting Party causes damage to the Leased Property or any property of the Lessee or any other Person during the course of such inspection.

            SECTION 15.2. REPORTS. To the extent permissible under Applicable Laws and Regulations, the Lessee shall prepare and file in timely fashion, or, where the Lessor shall be required to file, the Lessee shall prepare and deliver to the Lessor (with a copy to the Administrative Agent) within a reasonable time prior to the date for filing and the Lessor shall file, any reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.


                                  ARTICLE XVI
                               EVENTS OF DEFAULT

            The following events shall constitute "EVENTS OF DEFAULT" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) Lessee shall fail to make any payment of Fixed Rent when due and such failure shall continue for a period of five (5) Business Days;

                  (b) Lessee shall fail to make any payment of Rent (other than the Fixed Rent) or any other amount payable hereunder or under any of the other Operative Documents (other than Fixed Rent), or any Guarantor shall fail to make any payment of any amount (other than amounts described in CLAUSE (C) BELOW) payable under its Guaranty or any other Operative Document, and such failure shall, in either case, continue for a period of five (5) Business Days after Lessee's receipt of written notice of such failure from Lessor or such Guarantor's receipt of written demand from Lessor (as the case may be);

                  (c) Lessee shall fail to pay the Funded Amount or Lease Balance when due pursuant to SECTIONS 8.8, 11.1, 11.2, 13.1 or 13.2, or Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to
ARTICLE XI; or either Guarantor shall fail to make any payment of the Funded Amount or Lease Balance when due pursuant to Section 1 of its Guaranty;

                  (d) Lessee shall fail to maintain insurance as required by
ARTICLE X hereof, and such failure shall continue until the earlier of fifteen
(15) days after written notice thereof from Lessor and the day immediately preceding the date on which any applicable insurance coverage would otherwise lapse or terminate;

                                      29


                  (e) the occurrence of any breach under SECTION 4.1.2 of the Transok Guaranty arising due to a breach of any financial covenant set forth in
ARTICLE IX of the Credit Agreement or in such SECTION 4.1.2; or the occurrence of any breach under SECTION 4.1.2 of the Transok Guaranty arising due to a breach of SECTION 9.1.5(I), 9.2.10, 9.3.2 or 9.3.6 (other than SECTION 9.3.6(1)(C) of the Credit Agreement as incorporated by reference in the Transok Guaranty;

                  (f) the occurrence of any Credit Agreement Event of Default or any Guaranty Event of Default;

                  (g) the filing by Lessee or any Guarantor of any petition for dissolution or liquidation of Lessee or any Guarantor, or the commencement by Lessee or any Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law for the relief of debtors, foreign or domestic, now or hereafter in effect, or Lessee or any Guarantor shall have consented to the entry of an order for relief in an involuntary case under any such law, or the appointment of or taking possession by a receiver, custodian or trustee (or other similar official) for Lessee or any Guarantor or any substantial part of either of their property, or a general assignment by Lessee or any Guarantor for the benefit of any of their creditors, or Lessee or any Guarantor shall have taken any corporate action in furtherance of any of the foregoing; or the filing against Lessee or any Guarantor of an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within 60 days of the date of the filing of the petition, or the filing under any law relating to bankruptcy, insolvency or relief of debtors of any petition against Lessee or any Guarantor which either (i) results in a finding or adjudication of insolvency of Lessee or such Guarantor or (ii) is not dismissed within 60 days of the date of the filing of such petition;

                  (h) (i) any representation or warranty by Lessee or any Guarantor in any Operative Document or in any certificate or document delivered to Lessor pursuant to any Operative Document shall have been incorrect in any material respect when made, (ii) Transok Guarantor or any of its Subsidiaries or the Parent Company shall obtain knowledge of any fact or matter which would have made any representation or warranty made or deemed made to the Lessee's knowledge in SECTION 4.4(B) OR 4.4(C) of the Participation Agreement false or misleading at the time such representation or warranty was made or deemed made had the Transok Guarantor, any of its Subsidiaries or the Parent Company had knowledge of such fact or matter at the time such representation or warranty was made or deemed made or (iii) unless the Transok Guarantor shall be on a timely basis and in accordance with appropriate procedures enforcing its rights to indemnities provided in Article VIII of the Merger Agreement in respect thereof and such matters shall be fully covered by such indemnities, the Transok Guarantor or any of its Subsidiaries or the Parent Company shall obtain knowledge of any fact or matter which would have made any representation or warranty made or deemed made in SECTION 11.2.9 of the Credit Agreement in respect of ARTICLE III or ARTICLE IV (other than Section 4.15) of the Merger Agreement false or misleading at the time such representation or warranty was made or deemed made had the Transok Guarantor, any of its Subsidiaries or the Parent Company had

                                      30

knowledge of such fact or matter at the time such representation or warranty was made or deemed made and the matter or fact about which such representation or warranty referred to was made or deemed made shall have, or may reasonably be expected to have, singly or in the aggregate, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Transok Guarantor and its Subsidiaries;

                  (i) any Guarantor shall repudiate or terminate its Guaranty, or, by reason other than the intentional release thereof by, or the bad faith or willful misconduct of, Lessor or any Agent or any Lender, such Guaranty shall at any time cease to be in full force and effect or cease to be the legal, valid and binding obligation of such Guarantor; and

                  (j) Lessee or any Guarantor shall fail in any material respect to timely perform or observe any covenant, condition or agreement (not included in clause (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this ARTICLE) to be performed or observed by it hereunder or under any of the other Operative Documents and such failure shall continue for a period of fifteen (15) days after Lessee's receipt of written notice thereof from Lessor; and

                  (k) the Lessee or any of its Affiliates shall contest the validity of any Operative Document or Operative Loan Document taken as a whole (and not the validity or application of, or compliance with, individual provisions of an Operative Document or Operative Loan Document) or the lien granted by this Lease; or the Lessee shall repudiate, discontinue or terminate any Guaranty or any Guaranty shall cease to be a legal, valid and binding obligation or shall cease to be in full force and effect for any reason;

                  (l) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other indebtedness for borrowed money of, or guaranteed by, the Transok Guarantor or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $10,000,000 (except any such indebtedness for borrowed money of any Subsidiary of the Transok Guarantor to the Transok Guarantor or any such indebtedness for borrowed money of the Transok Guarantor under the RSNs) or default in the performance or observance of any obligation or condition with respect to any such other indebtedness for borrowed money if the effect of such default in performance or observance is to accelerate the maturity of any such indebtedness for borrowed money or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness for borrowed money to become due and payable prior to its expressed maturity; or

                  (m) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness for borrowed money of, or guaranteed by, the Parent Company, having a principal amount, individually or in the aggregate, in excess of $25,000,000; or any indebtedness for borrowed money of the Parent Company having a principal amount, individually or in the aggregate, in excess of $25,000,000 shall become due before its stated maturity by acceleration of the maturity thereof PROVIDED that default in respect of indebtedness for borrowed money guaranteed by the Parent Company (other than indebtedness for borrowed money of the Transok Guarantor) shall not be an Event of

                                      31

Default under this SECTION 16(A)(M) unless either (A) a request or demand for payment in respect of such guaranty shall have been made or (B) enforcement proceedings in respect of such guaranty shall have been commenced;

                  (n) with respect to any Pension Plan, there shall exist a deficiency of more than $5,000,000 in the aggregate in the plan assets available to satisfy the benefit liabilities under such plan on account of which the Transok Guarantor or any of its Subsidiaries could incur a liability in excess of $5,000,000 in the aggregate, and steps are or have been undertaken to terminate such plan or such plan is terminated or the Transok Guarantor or any of its Subsidiaries withdraws from or institutes steps to withdraw from such plan or any Reportable Event with respect to such plan shall occur;

                  (o) unless the Transok Guarantor or the Parent Company shall have obtained the prior written consent of the Required Participants, failure by the Parent Company to own free and clear of all Liens and other encumbrances (except for agreements prohibiting the creation of any Lien or security interest on the voting stock of the Transok Guarantor), directly or indirectly through any of its Subsidiaries, 100% of the outstanding voting stock or membership interests of the Transok Guarantor; or failure by the Transok Guarantor to own (free and clear of all Liens and other encumbrances except (i) those in favor of the Collateral Agent under the Pledge Agreements and the Partnership/Limited Liability Company Security Agreements and (ii) for agreements prohibiting the creation of any Lien or security interest on the voting stock, membership interests or partnership interests, as the case may be, of the Subsidiary Guarantors), directly or indirectly through any of its Subsidiaries, 100% of the outstanding voting stock, membership interests or partnership interests, as the case may be, of the Subsidiary Guarantors (other than failure to own 100% of such outstanding voting stock, membership interests or partnership interests, as the case may be, as a result of Transfers of minority interests in Subsidiaries permitted by SECTION 9.3.8(III) of the Credit Agreement as incorporated by reference in the Transok Guaranty);

                  (p) a judgment, decree or order for the payment of money in an amount of $5,000,000 or more in excess of valid and collectible insurance in respect thereof the payment of which is not being disputed or contested by the insurer or insurers shall be rendered against the Transok Guarantor or any of its Subsidiaries (or, in the event the Transok Guarantor or such Subsidiary shall have an indemnity reasonably acceptable to the Required Participants from a Person satisfactory to the Required Participants (which Person acknowledges in writing its liability for such indemnity) in respect of such judgment, decree or order for the payment of money, after giving effect to such indemnity, the Transok Guarantor's or such Subsidiary's liability in respect of such judgment, decree or order is in excess of $5,000,000, as the case may be), and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order or (b) such judgment shall become final and non-appealable and shall have remained outstanding for a period of sixty (60) consecutive days;

                  (q) the failure of any of the Security Documents to constitute a valid and perfected first and prior lien upon, and security interest in, any property or properties

                                      32

purported to be pledged or covered thereby, or, if for any reason whatsoever, any of the Security Documents becomes unenforceable or the security afforded thereby becomes unenforceable with respect to any property or properties purported to be pledged or covered thereby; or the Transok Guarantor or any Subsidiary of the Transok Guarantor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of, or disclaim their liability under, any Security Document to which it is a party; or

                  (r) a default shall occur under the terms of any Security Document and continue for more than the applicable period of grace, if any, therein set forth.

                  (s) (i) Transok's financial statements as at December 31, 1995 shall fail to present fairly the financial condition of Transok as at such date and the results of its operations for the periods then ended, (ii) the Seller (as defined in the Merger Agreement) shall default under any indemnity in the Merger Agreement and such default in the opinion of the Required Participants could reasonably be expected to have a material adverse effect on the business, assets, properties, operations, conditions or prospects (financial or otherwise) of the Transok Guarantor and its Subsidiaries taken as a whole or on their ability to perform their obligations under this Lease and the other Operative Documents, (iii) the Seller or any of its Affiliates shall challenge pursuant to appropriate proceedings the validity or enforceability of such indemnities, (iv) the Seller and/or the Transok Guarantor and/or the Parent Company shall attempt to amend or modify the Merger Agreement (including any Exhibit or Schedule thereto) or waive any provision thereof, without the Required Participants' prior written consent, or (v) the Merger is not consummated as provided in
SECTION 9.2.10 of the Credit Agreement; or

                  (t) if there occurs any environmental event or the discovery of any environmental condition in, on, beneath or involving the Leased Property or any part thereof (including, but not limited to, the presence, emission or release of Hazardous Materials or the violation of any applicable Environmental
Law) that would have an adverse effect on the use, occupancy, possession, value or condition of the Property or any part thereof (each, an "Environmental Event"), if a Permitted Remediation is not available or the Environmental Event cannot be cured through a Permitted Remediation. A "Permitted Remediation" means any remediation of an Environmental Event affecting any part of the Leased Property (a) the cost of which, together with other anticipated remediation of other Environmental Events is not anticipated, in the opinion of the Agents and the Environmental Consultant (the expense of the Environmental Consultant to be borne by the Lessee), to exceed $500,000 in the aggregate at any one time for all such remediations, and (b) during and after which such Environmental Event could not be expected to result in any additional environmental liability incurred by the Lessor, the Agents or the Participants for which all such Persons have not received additional indemnification in an amount and from a Person satisfactory to such Persons in their sole and absolute discretion; or

                  (u) (i) the Lessee shall have ceased using all or any material part of any Plant for a period of 15 consecutive days, unless (A) Lessee shall have exercised its option to purchase the such Plant pursuant to this Lease or
(B) such cessation in use shall be for a period

                                      33

of no more than 45 consecutive days, and is due to any cause that is a Force Majeure (PROVIDED, that such 45 day grace period shall not excuse or otherwise affect Events of Default based on breaches of Lessee's covenants set forth in SECTIONS 8.1 AND 8.6 hereof); or (c) such ceasing shall be as a result of normal scheduled maintenance or scheduled turnaround events or as a result of permitted Alterations, provided such maintenance, turnarounds or Alterations, as the case may be, shall be diligently pursued and shall otherwise be in accordance with the terms hereof; or (ii) the Lessee shall have received notice or otherwise be aware of (x) any lack of right (or assertion thereof by any Person) of the Lessee to lease, use, occupy, possess or operate any Plant or any material part thereof, or of the Lessor to own or lease any Plant or any material part thereof or (y) any conflicting or paramount right of any Person with respect to any Plant or any material part thereof or the lease, use, occupation, possession or operation thereof, and such circumstances are not resolved to Agents' satisfaction, in their sole discretion, within 30 days of such notice or awareness;


                                 ARTICLE XVII
                                  ENFORCEMENT

            SECTION 17.1. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, by notice to the Lessee and the Administrative Agent declare this Lease to be in default (except that no notice shall be required and this Lease shall be deemed in default upon the occurrence of an Event of Default under ARTICLE XVI(G)), and at any time thereafter the Lessor may, so long as such Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion from time to time shall determine:

                  (a) the Lessor may, by notice to the Lessee, rescind or terminate this Lease as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of the Leased Property by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by the Lessor;

                  (b) the Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Leased Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of ARTICLES VIII and XI hereof as if the Leased Property were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Leased Property, enter upon the Leased Property and take immediate possession of (to the exclusion of the Lessee) the Leased

                                      34

Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Leased Property, by summary proceedings or otherwise, all without liability to the Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the reasonably necessary costs and out-of-pocket expenses of reletting, including broker's fees and the costs of any alterations or repairs made by the Lessor. The provisions of this SECTION 17.1(B) shall operate as a notice to quit and shall be deemed to satisfy any other requirement or provisions of Applicable Laws and Regulations which may require the Lessor to provide a notice to quit or of the Lessor's intention to re-enter the Leased Property and any such requirements or provisions are hereby waived by the Lessee;

                  (c) the Lessor may sell all or any part of the Leased Property at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction (except to the extent required by CLAUSE (F) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Fixed Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Fixed Rent is to be included in computations under CLAUSES (E) or (F) below if the Lessor shall elect to exercise its rights thereunder);

                  (d) Lessor may, at its option, without terminating the Lease, terminate Lessee's right to possession only, and continue to collect all Fixed Rent, Additional Rent, and all other amounts due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same becomes due, or are to be performed, and at the option of Lessor, Lessor may, in its sole and absolute discretion, make such reasonable alterations and necessary repairs in order to relet the Leased Property, and relet the Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion; it being agreed that under no circumstances shall Lessee benefit as a consequence of its default from any increase in market rents. If such rent received from such reletting during any period shall be less than the Rent to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Rent Payment Date in such Rent Period;

                  (e) the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under CLAUSES (B), (C) or (D) of this SECTION 17.1 with respect to the Leased Property, demand, by written notice to the Lessee specifying a Rent Payment Date (the "FINAL RENT PAYMENT DATE") not earlier than 10 days after the date of such notice, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the Final Rent Payment Date (in lieu of Fixed Rent due after the Final Rent Payment Date), an amount equal to the sum of (A) all accrued and unpaid Rent due and unpaid to and including

                                      35

the Final Rent Payment Date PLUS (B) the Lease Balance computed as of the Final Rent Payment Date; and upon payment of such amount, and the amount of any unpaid Rent referred to above plus all other sums due and payable by the Lessee to the Lessor (and interest at the Overdue Rate on the amount payable under this CLAUSE
(E) from the Final Rent Payment Date to the date of actual payment), the Lessor shall transfer by quitclaim to the Lessee all of the Lessor's right, title and interest in and to the Leased Property without recourse or warranty, but free and clear of Lessor's Liens;

                  (f) if the Lessor shall have sold the Leased Property pursuant to CLAUSE (C) above, the Lessor, in lieu of exercising its rights under CLAUSE
(E) above, may, if it shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale (in lieu of Fixed Rent due for periods commencing on or after the Rent Payment Date coinciding with such date of sale (or, if the sale date is not a Rent Payment Date, the Rent Payment Date next preceding the date of such sale)), an amount equal to the sum of (A) all Rent due and unpaid to and including such Rent Payment Date, PLUS (B) the amount of any excess of the Lease Balance, computed as of such date, over the net proceeds of such sale (I.E., after deduction from gross proceeds of all costs related to the sale incurred by the Lessor, the Administrative Agent and the Lessee, all transfer and other taxes imposed in connection with the sale and all other costs, charges, title insurance premiums and fees paid to third Persons in connection with such sale), plus (C) interest at the Overdue Rate on all of the foregoing amounts from the date of such sale until the date of payment;

                  (g) the Lessor may exercise any other right or remedy that may be available to it under Applicable Laws and Regulations or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof including any rights or remedies of a secured party under any applicable provision of the Oklahoma Uniform Commercial Code. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Basic Term or any Renewal Term, in which event such suit shall be deemed not to have accrued until the expiration of the Basic Term, or such Renewal Term; or

                  (h) the Lessor may retain and apply against the Lessor's damages all sums which the Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

            SECTION 17.2. REMEDIES CUMULATIVE; NO WAIVER; CONSENTS. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws and Regulations, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by

                                      36

the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or be an acquiescence therein. The Lessor's consent to any request made by the Lessee shall not be deemed to constitute or preclude the necessity for obtaining the Lessor's consent, in the future, to all similar requests. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Laws and Regulations, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Lessor to sell, lease or otherwise use the Leased Property or part thereof in mitigation of the Lessor's damages upon the occurrence of a Event of Default or that may otherwise limit or modify any of the Lessor's rights or remedies under this ARTICLE XVII.


                                 ARTICLE XVIII
                          RIGHT TO PERFORM FOR LESSEE

                  If the Lessee shall fail to perform or comply with any of its agreements contained herein, the Lessor may, but shall not be obligated to, on five Business Days' prior notice to the Lessee (except in the event of an emergency, in which case only one Business Day's prior notice shall be required), perform or comply with such agreement, and the Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of the Lessor (including reasonable attorneys' fees and out-of-pocket expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Additional Rent, payable by the Lessee to the Lessor upon demand; PROVIDED that in the case of an emergency the Lessee shall permit the Lessor to so perform or comply on less than one Business Day's notice unless the Lessee has a good faith reason not to permit the Lessor to do so.


                                  ARTICLE XIX
                                 MISCELLANEOUS

            SECTION 19.1. BINDING EFFECT; SUCCESSORS AND ASSIGNS; SURVIVAL. The terms and provisions of this Lease, and the respective rights and obligations hereunder of the Lessor, the Lessee, the Agents and the Participants shall be binding upon them and their respective successors, legal representatives and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents and the Operative Loan Documents), and inure to their benefit and the benefit of their respective permitted successors, legal representatives and assigns.

                                      37

            SECTION 19.2. SEVERABILITY. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Laws and Regulations, the Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

            SECTION 19.3. NOTICES. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided in
SCHEDULE 8.2 of the Participation Agreement, or to such other address as any of the parties hereto may designate by written notice.

            SECTION 19.4. AMENDMENT; COMPLETE AGREEMENTS. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Lease, together with the other Operative Documents and Operative Loan Documents and the Fee Letter, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document and Operative Loan Documents or the Fee Letter. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document or Operative Loan Document or the Fee Letter. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents and Operative Loan Documents.

            SECTION 19.5. HEADINGS. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

            SECTION 19.6. ORIGINAL LEASE. The single executed original of this Lease containing the receipt of the Administrative Agent therefor on or following the signature page

                                      38

thereof shall be the "original executed counterpart" of this Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the "original executed counterpart".

            SECTION 19.7. GOVERNING LAW. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE; PROVIDED, HOWEVER, THAT MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT TO SUCH ESTATE OR RELATING TO THE ASSIGNMENT OF RIGHTS UNDER THE EASEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

            SECTION 19.8. DISCHARGE OF LESSEE'S OBLIGATIONS BY ITS AFFILIATES. The Lessor agrees that performance of any of the Lessee's obligations hereunder by one or more of its Affiliates or one or more sublessees of the Leased Property or any part thereof shall constitute performance by the Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by the Lessee, but no such performance shall excuse Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

            SECTION 19.9. LIABILITY OF LESSOR LIMITED. The parties hereto agree that Lessor, in its individual capacity ("CIBC"), shall have no personal liability whatsoever to the Lessee or its respective successors and assigns for any Claim based on or in respect of this Lease or any of the other Operative Documents or Operative Loan Documents or arising in any way from the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that CIBC shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity in Section 4.2 of the Participation Agreement, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as Lessor as contemplated by the Operative Documents and the Operative Loan Documents. It is understood and agreed that, except as provided in the preceding proviso: (i) CIBC shall have no personal liability under any of the Operative Documents or Operative Loan Documents as a result of acting pursuant to and consistent with any of the Operative Documents or Operative Loan Documents; (ii) all obligations of CIBC to the Lessee are solely nonrecourse obligations except to the extent that it has received payment from others; and (iii) all such personal liability of CIBC is expressly waived and released as a condition of and as consideration for, the execution and delivery of the Operative Documents and the Operative Loan Documents by CIBC.

                                      39

            SECTION 19.10. ESTOPPEL CERTIFICATES. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than fifteen days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase the Leased Property or any part thereof), assignee or mortgagee or third party designated by such other party, a certificate stating
(a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Fixed Rent has been paid; (c) in the case of an estoppel certificate to be given by the Lessee, whether or not there is any existing default by the Lessee in the payment of Fixed Rent or any other sum of money hereunder, and whether or not there is any other existing Potential Event of Default or Event of Default with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) in the case of an estoppel certificate to be given by the Lessee, whether or not, to the knowledge of the Lessee after due inquiry and investigation, there are any purported setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the Lessee; and (e) other items that may be reasonably requested; PROVIDED that no such certificate may be requested unless the requesting party has a good faith reason for such request.

            SECTION 19.11. NO JOINT VENTURE. Any intention to create a joint venture or partnership relation between the Lessor and the Lessee is hereby expressly disclaimed.

            SECTION 19.12. NO ACCORD AND SATISFACTION. The acceptance by the Lessor of any sums from the Lessee (whether as Fixed Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between the Lessor and the Lessee regarding sums due and payable by the Lessee hereunder, unless the Required Lenders specifically deem it as such in writing.

            SECTION 19.13. NO MERGER. In no event shall the leasehold interests, estates or rights of the Lessee hereunder, or of the holder of any Notes or Invested Amount secured by a security interest in this Lease, merge with any interests, estates or rights of the Lessor in or to the Leased Property, it being understood that such leasehold interests, estates and rights of the Lessee hereunder, and of the holder of any Notes or Invested Amounts secured by a security interest in this Lease, shall be deemed to be separate and distinct from the Lessor's interests, estates and rights in or to the Leased Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same Person. In addition, in the event that for any reason the Lessee acquires all or any part of the Lessor's interest in the Easements, such interest shall remain separate and distinct from Lessee's interest in the Land under and pursuant to this Lease, it being the intent of the parties hereto that such interests shall not merge or be deemed to have merged and this Lease and Lessee's obligations hereunder shall continue in full force and effect.

                                      40

            SECTION 19.14. SUCCESSOR LESSOR. The Lessee agrees that, in the case of the appointment of any successor lessor pursuant to the terms hereof, such successor lessor shall, upon written notice by such successor lessor to the Lessee, succeed to all the rights, powers and title of the Lessor hereunder and shall be deemed to be the Lessor for all purposes hereof and without in any way altering the terms of this Lease or the Lessee's obligations hereunder. Such appointment and designation of a successor lessor shall not exhaust the right to appoint and designate further successor lessors pursuant hereto, but such right may be exercised repeatedly as long as this Lease shall be in effect.

            SECTION 19.15. SURVIVAL. The obligations of the Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of the Lessee pursuant to SECTIONS 4.1, 4.2, 4.3, 4.4, 8.1(B), ARTICLES XI, XIII, XVII, XVIII and SECTION 19.8 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by the Lessor, any Agent, the Lessee, the Lessor or any Indemnitee shall not affect such survival.

            SECTION 19.16. TRANSFER OF LEASED PROPERTY TO LESSEE. Whenever pursuant to any provision of this Lease the Lessor is required to transfer the Leased Property to the Lessee or to an independent third party, such transfer shall be made at Lessee's expense by the quitclaim transfer, by deed, bill of sale or assignment, as appropriate, of all of the Lessor's right, title and interest in and to the Leased Property on an "as is, where is, with all faults" basis free and clear of all Lessor Liens, but subject to the lien of the Loan Agreement if and to the extent it may then attach, and otherwise without recourse, representation or warranty of any kind (except that the Lessor shall represent and warrant that it has not voluntarily conveyed any of its right, title and interest in and to the Leased Property to any Person other than as contemplated by the Operative Documents or the Operative Loan Documents), and together with the due assumption by the Lessee (or such third party) of, and due release of the Lessor from, all obligations relating to the Leased Property or the Operative Documents or the Operative Loan Documents. Any provision in this Lease or other Operative Document or Operative Loan Document to the contrary notwithstanding, the Lessor shall not be obligated to make any such transfer until the Lessor and the Lessor have received all Rent and other amounts due and owing hereunder.

            SECTION 19.17. ENFORCEMENT OF CERTAIN WARRANTIES. (a) Unless an Event of Default shall have occurred and be continuing, the Lessor authorizes the Lessee (directly or through agents), at the Lessee's expense, to assert, during the Lease Term, all of the Lessor's rights (if any) under any applicable warranty and any other claim that the Lessee or the Lessor may have under the warranties provided to the Lessor in connection with the purchase, construction and installation of any Plant or portion thereof and the Lessor agrees to cooperate, at the Lessee's expense, with the Lessee and its agents in asserting such rights. Any amount recovered by the Lessee under any such warranties shall be paid to the Lessee and applied first to the repair, restoration or replacement of the portion of the Plant, Building, Equipment or Improvements by virtue of which such amount was recovered (to the same level of quality as is required by SECTION 8.1) and the balance, if any, shall be retained by the Lessee.

                                      41

                  (b) Notwithstanding the foregoing provisions of this SECTION 19.17, so long as a Potential Event of Default or Event of Default shall have occurred and be continuing, any amount that would otherwise be retained by the Lessee pursuant to Section 19.17(A) shall be paid to the Administrative Agent (or to the Lessor after the Loan Agreement shall have been satisfied and discharged) as security for the obligations of the Lessee under this Lease, shall be invested by the Administrative Agent (or the Lessor) in accordance with
SECTION 19.18 in Permitted Investments and, if a Event of Default is continuing, may be applied to the obligations of the Lessee hereunder, and, at such time thereafter as no Potential Event of Default or Event of Default shall be continuing, such amount and gain thereon shall be paid promptly to the Lessee to the extent not previously applied in accordance with the terms of this Lease.

            SECTION 19.18. INVESTMENT OF SECURITY FUNDS. Any amounts not payable to the Lessee and paid to or retained by the Lessor (or, so long as the Loan Agreement shall be in effect, the Administrative Agent) pursuant to any provision hereof solely because a Potential Event of Default or Event of Default shall have occurred and be continuing or because the Lessee shall not have performed in full its obligations under ARTICLE XIII shall be held by the Lessor (or, so long as the Loan Agreement shall be in effect, the Administrative Agent) as security for the obligations of the Lessee under this Lease and the other Operative Documents. At such time as no Potential Event of Default or Event of Default, or failure to perform shall be continuing, such amounts, net of any amounts previously applied to the Lessee's obligations hereunder or under any other Operative Documents, shall be paid to the Lessee. Any such amounts which are held pending payment to the Lessee or application hereunder shall be invested by the Lessor (or the Administrative Agent) as directed from time to time in writing by the Lessee (PROVIDED, HOWEVER, if a Event of Default has occurred and is continuing it will be directed by the Lessor), and at the expense and risk of the Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied from time to time in the same manner as the principal invested. The Lessee will promptly pay to the Lessor (or, so long as the Loan Agreement shall be in effect, the Administrative Agent), on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment), such amount to be held, paid and applied in the same manner as other amounts subject to this SECTION 19.18.

            SECTION 19.19. DESCRIPTION OF LEASED PROPERTY. Schedule 1 attached hereto is made a part hereof.

      SECTION 19.20. REPORTS. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Administrative Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.

                                      42

      SECTION 19.21. [INTENTIONALLY OMITTED].

      SECTION 19.22. [INTENTIONALLY OMITTED].

      SECTION 19.23. CONSTRUCTION. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

      SECTION 19.24. TIME OF ESSENCE.  Time is of the essence of this Lease.

      SECTION 19.25. RECORDATION OF LEASE. Lessee will, at its expense, cause the Memorandum of Lease to be recorded in the proper office or offices in the State of Oklahoma and the counties in which the Easements are located.

                           [SIGNATURE PAGE FOLLOWS]

                                      43

            IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the day and year first above written.

            IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

                                          CIBC INC.

                                          By /s/ ROBERT E. LANG

                                          Name:  Robert E. Long

                                             Title: Vice President


                                          TRANSOK ACQUISITION CORPORATION
                                            III, as Lessee

                                          By /s/ CHRIS TONG

                                          Name   Chris Tong

                                              Title: Vice President Finance

                                 SCHEDULE 8.6
                              HAZARDOUS MATERIALS

1.    UNDERGROUND STORAGE TANKS (UST),

      referred to in the Report by Pilko & Associates, Inc.

STATE OF TEXAS          )
                        )     SS
COUNTY OF HARRIS        )

            Before me, ______________________ , a Notary Public in and for said State, on this ______ day of June, 1996, personally appeared _________________, acting not in its individual capacity but as Lessor as set forth above, to me personally known, who, being by me duly sworn, did say that he/she is executing the within and foregoing instrument to which this is attached pursuant to authority duly granted, as his/her free and voluntary act and the free and voluntary act of said corporation.

                                    ____________________________________
                                    Notary Public in and for said County


My commission expires:

______________________

STATE OF TEXAS          )
                        )     SS
COUNTY OF HARRIS        )

            Before me, ______________________ , a Notary Public in and for said State, on this ______ day of June, 1996, personally appeared _________________, acting not in its individual capacity but as Lessor as set forth above, to me personally known, who, being by me duly sworn, did say that he/she is executing the within and foregoing instrument to which this is attached pursuant to authority duly granted, as his/her free and voluntary act and the free and voluntary act of said corporation.

                                    ____________________________________
                                    Notary Public in and for said County


My commission expires:

______________________

STATE OF TEXAS          )
                        )     SS
COUNTY OF HARRIS        )

      This instrument was acknowledged before me on this day 6th day of June, 1996 by JAMES W. WHALEN, as Executive Vice President of TRANSOK ACQUISITION CORPORATION III, a Delaware corporation.

                                    ____________________________________
                                    Notary Public in and for said County


My commission expires:

______________________